                                                                    EXHIBIT 99.a


--------------------------------------------------------------------------------



                                  $600,000,000

                            364-DAY CREDIT AGREEMENT


                                      among


                                  ONEOK, INC.,


                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                     as Administrative Agent and as a Bank,
               Letter of Credit Issuing Bank and Swing Line Bank,

                                       and

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO





                         BANC OF AMERICA SECURITIES LLC,
                       Sole Lead Arranger and Book Manager

                       THE FIRST NATIONAL BANK OF CHICAGO,
                                Syndication Agent

                           FIRST UNION NATIONAL BANK,
                               Documentation Agent

                             SUNTRUST BANK, ATLANTA,
                             Co-Documentation Agent




                            Dated as of July 2, 1999



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

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Section 1.  DEFINITIONS........................................................1
   1.1 Certain Defined Terms...................................................1
   1.2 Other Definitional Provisions..........................................17

Section 2.  THE LOANS.........................................................17
   2.1 Revolving Loans........................................................17
   2.2 Swing Line.............................................................17
   2.3 Loan Accounts..........................................................19
   2.4 Letters of Credit......................................................19
   2.5 Procedure for Borrowings...............................................23
   2.6 Conversion and Continuation Elections..................................24
   2.7 Limitation on Interest Periods.........................................25
   2.8 Reductions of Commitments..............................................25
   2.9 Interest on the Loans..................................................25
   2.10 Maturity of Loans.....................................................26
   2.11 Voluntary Prepayments.................................................26
   2.12 Fees..................................................................26
      (a) Arrangement Fee.....................................................26
      (b) Facility Fee........................................................26
      (c) Utilization Fee.....................................................27
      (d) Letter of Credit Fees...............................................27
      (e) Agency Fee..........................................................27
   2.13 Computation of Fees and Interest......................................27
   2.14 Use of Proceeds of Loans..............................................27
   2.15 Funding Sources.......................................................28
   2.16 Extension of Maturity Date............................................28

Section 3.  PAYMENTS IN GENERAL...............................................28
   3.1 Taxes..................................................................28
   3.2 Payments by the Company................................................30
   3.3 Payments on Non-Business Days..........................................31
   3.4 Illegality.............................................................31
   3.5 Increased Costs and Reduction of Return................................32
   3.6 Funding Losses.........................................................32
   3.7 Inability to Determine Rates...........................................32
   3.8 Payments by Banks......................................................33

Section 4.  CONDITIONS TO EFFECTIVENESS OF AGREEMENT AND
            EXTENSIONS OF CREDIT..............................................33
   4.1 Conditions of Closing..................................................33
   4.2 Conditions to all Extensions of Credit.................................34
   4.3 Failure to Satisfy Conditions..........................................35

Section 5.  REPRESENTATIONS AND WARRANTIES....................................35
   5.1 Corporate Existence and Power..........................................35
   5.2 Corporate Authorization; No Contravention..............................35

   5.3 Governmental Authorization.............................................36
   5.4 Binding Effect.........................................................36
   5.5 Litigation.............................................................36
   5.6 No Default.............................................................36
   5.7 ERISA Compliance.......................................................36
   5.8 Use of Proceeds; Margin Regulations....................................36
   5.9 Title to Properties....................................................37
   5.10 Taxes.................................................................37
   5.11 Financial Condition...................................................37
   5.12 Environmental Matters.................................................37
   5.13 Regulated Entities....................................................38
   5.14 No Burdensome Restrictions............................................38
   5.15 Insurance.............................................................38
   5.16 Full Disclosure.......................................................38
   5.17 Year 2000.............................................................38

Section 6.  AFFIRMATIVE COVENANTS.............................................38
   6.1 Financial Statements...................................................39
   6.2 Certificates; Other Information........................................39
   6.3 Notices................................................................39
   6.4 Preservation of Corporate Existence, Etc...............................41
   6.5 Maintenance of Property................................................41
   6.6 Insurance..............................................................41
   6.7 Payment of Obligations.................................................41
   6.8 Compliance with Laws...................................................42
   6.9 Inspection of Property and Books and Records...........................42
   6.10 Compliance with ERISA.................................................42
   6.11 Environmental Laws....................................................42
   6.12 Year 2000.............................................................42
   6.13 Subsidiary Guarantees.................................................42
   6.14 Further Assurances....................................................43

Section 7.  NEGATIVE COVENANTS................................................43
   7.1 Limitation on Liens....................................................43
   7.2 Merger and Sale of Assets..............................................44
   7.3 Acquisitions, Loans and Investments....................................45
   7.4 Compliance with ERISA..................................................45
   7.5 Restricted Payments....................................................46
   7.6 Limitation on Senior Funded Indebtedness...............................46
   7.7 Change in Business.....................................................46
   7.8 Transactions with Affiliates...........................................47

Section 8.  EVENTS OF DEFAULT.................................................47
   8.1 Events of Default......................................................47
   8.2 Remedies...............................................................48
   8.3 Rights Not Exclusive...................................................49

Section 9.  THE ADMINISTRATIVE AGENT..........................................49
   9.1 Appointment and Authorization..........................................49
   9.2 Delegation of Duties...................................................50
   9.3 Liability of Administrative Agent......................................50

   9.4 Reliance by Administrative Agent.......................................50
   9.5 Notice of Default......................................................51
   9.6 Credit Decision........................................................51
   9.7 Indemnification........................................................52
   9.8 Administrative Agent in Individual Capacity............................52
   9.9 Successor Agent........................................................52
   9.10 Lead Arranger and Book Manager; Agents................................53

Section 10.  MISCELLANEOUS....................................................53
   10.1 Amendments and Waivers; Extension of Availability Period..............53
   10.2 Notices...............................................................53
   10.3 No Waiver; Cumulative Remedies........................................54
   10.4 Costs and Expenses....................................................54
   10.5 Successors and Assigns................................................54
   10.6 Assignments, Participations etc.......................................54
   10.7 Set-off...............................................................56
   10.8 Sharing of Payments, Etc..............................................56
   10.9 Indemnity.............................................................57
      (a) General Indemnity...................................................57
      (b) Survival; Defense...................................................57
   10.10 Marshalling; Payments Set Aside......................................58
   10.11 Notification of Addresses, Lending Offices, Etc......................58
   10.12 Maximum Rate.........................................................58
   10.13 Counterparts.........................................................59
   10.14 No Third Parties Benefited...........................................59
   10.15 Severability.........................................................59
   10.16 Governing Law and Jurisdiction.......................................59
   10.17 Waiver of Jury Trial.................................................60
   10.18 Entire Agreement.....................................................60
   10.19 Interpretation.......................................................61
   10.20 Survival.............................................................61


EXHIBITS

     A    Form of Request for Extension of Credit
     B    Form of Notice of Conversion/Continuation
     C-1  Form of Revolving Loan Promissory Note
     C-2  Form of Swing Loan Promissory Note
     D    Form of Opinion of Counsel
     E    Form of Notice of Commitment Assignment and Acceptance
     F    Form of Subsidiary Guaranty

SCHEDULES

     1.1  Commitments
     3    Addresses for Domestic and Offshore Lending Offices and Notices

                                   ONEOK, INC.
                            364-DAY CREDIT AGREEMENT


         THIS CREDIT AGREEMENT ("Agreement") is made and dated as of July 2, 1999 by and among ONEOK, INC., an Oklahoma corporation (the "Company"), the financial institutions from time to time party to this Agreement (collectively, the "Banks"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent (the "Administrative Agent") and as a Bank, Letter of Credit Issuing Bank and Swing Line Bank, FIRST UNION NATIONAL BANK, as Documentation Agent and as a Bank, and SUNTRUST BANK, ATLANTA, as Co-Documentation Agent and as a Bank.

                                    RECITAL

     The Company has requested that Banks make available a revolving credit facility with letter of credit subfacility and swing line facility, and the Banks, Issuing Bank and Administrative Agent are willing to do so on the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

         Section 1. DEFINITIONS.

         1.1 Certain Defined Terms. The following terms used in this Agreement shall have the following meanings:

         "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person.

         "Administrative Agent" means Bank of America National Trust and Savings Association in its capacity as administrative agent for the Banks hereunder, and any successor agent.

         "Agent-Related Persons" has the meaning specified in Section 9.3.

         "Aggregate Commitment" means the combined Commitments of the Banks.

         "Agreement" means this Credit Agreement, as it may hereafter be amended, supplemented, restated or otherwise modified from time to time.

         "Applicable Amount" means, for any day, with respect to outstanding Loans of the Types referred to below, and the facility fees, utilization fees and letter of credit fees referred to below, as the case may be, the per annum amount set forth below under the caption "Facility Fee", "Applicable Margin for Offshore Rate Loans", "Utilization Fee" or "Letter of Credit Fee", as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt (hereinafter defined):

        Pricing Level                                 Applicable Amount (in basis points per annum)
------------------------------    ---------------------------------------------------------------------------------------
          Rating of                              Applicable Margin for                     Letter of
          Index Debt              Facility Fee    Offshore Rate Loans    Utilization Fee   Credit Fee
------------------------------    ------------   ---------------------   ---------------   ----------
A+ or higher by S&P and A1 or         6.5 bps            23.5 bps            10.0 bps       23.5 bps
      higher by Moody's

  A by S&P and A2 by Moody's          7.0 bps            28.0 bps            10.0 bps       28.0 bps

 A- by S&P and A3 by Moody's          7.5 bps            32.5 bps            10.0 bps       32.5 bps

   BBB+ by S&P and Baa1 by           10.0 bps            45.0 bps            12.5 bps       45.0 bps
           Moody's

BBB by S&P and Baa2 by Moody's       12.5 bps            50.0 bps            12.5 bps       50.0 bps

   BBB- by S&P and Baa3 by           15.0 bps            60.0 bps            15.0 bps       60.0 bps
           Moody's

  Lower than BBB- by S&P and         20.0 bps            80.0 bps            17.5 bps       80.0 bps
       Baa3 by Moody's


     For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in the lowest of the categories above; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different categories, the Applicable Amount shall be based on the higher of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement. Each change in the Applicable Amount shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Banks shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Amount shall be determined by reference to the rating most recently in effect prior to such change or cessation.

         "Arranger" means Bank of America Securities LLC, in its capacity as lead arranger and book manager.

         "Assignee" has the meaning specified in Section 10.6.

         "Availability Period" means the period from the Effective Date to but excluding the Maturity Date.

         "Bank" has the meaning assigned to that term in the introduction to this Agreement. References to the "Banks" shall include Bank of America, including in its capacity as Issuing Bank and in its capacity as Swing Line Bank; for purposes of clarification only, to the extent that Bank of America may have any rights or obligations in addition to those of the Banks due to its status as Issuing Bank or Swing Line Bank, its status as such will be specifically referenced.

         "Bank of America" means Bank of America National Trust and Savings Association.

         "Base Rate" means a fluctuating rate per annum which is the higher of
(a) the Federal Funds Rate plus one-half of one percent (1/2%) per annum and (b) the Reference Rate. Any change in the Base Rate due to a change in the Reference Rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the Reference Rate or the Federal Funds Rate, respectively.

         "Base Rate Loans" means Loans made by the Banks bearing interest at rates determined by reference to the Base Rate.

         "Borrowing" means a borrowing hereunder consisting of Loans made to the Company on the same day by the Banks pursuant to Section 2.

         "Borrowing Date" means the date a Borrowing is made.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the London interbank market.

         "CERCLA" has the meaning specified in the definition of "Environmental Laws."

         "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder) of shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Company by any Person or group; provided, however, that the acquisition of equity interest in the Company by Western Resources, Inc. in an amount representing up to 45% of the aggregate equity interest and/or up to 45% of the aggregate voting power represented by the issued and outstanding capital stock of the Company shall not constitute a Change of Control.

         "Closing Date" means July 2, 1999.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commitment" means the commitment of each Bank to make Extensions of Credit in the amount set forth opposite the Bank's name in Schedule 1.1 under the heading "Commitment" (such amount as the same may be reduced pursuant to Section 2.8, other appropriate provisions herein or as a result of one or more assignments pursuant to Section 10.6).

         "Company" means ONEOK, Inc., an Oklahoma corporation.

         "Consolidated Capitalization" of the Company and its Subsidiaries means the aggregate of:

                  (i) Funded Indebtedness,
                  (ii) capital stock,
                  (iii) retained earnings, and
                  (iv) premium on capital stock and other capital surplus

all as shown by a consolidated balance sheet. For purposes of this definition, in determining retained earnings there shall be deducted any amounts included in the accounts of the Company and its Subsidiaries for goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles.

         "Consolidated Net Tangible Assets" means (i) the total amount of assets (less applicable reserves and other properly deductible items) which under GAAP would be included on a consolidated balance sheet of the Company and its Subsidiaries after deducting therefrom (a) all current liabilities, provided, however, that there shall not be deducted billings recorded as revenues deferred pending the outcome of rate proceedings (less applicable income taxes thereon), if and to the extent the obligation to refund the same shall not have been finally determined, (b) appropriate allowance for minority interests in common stocks of Subsidiaries and (c) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under GAAP would be included on such consolidated balance sheet, less (ii) the amount which would be so included on such consolidated balance sheet for investments (less applicable reserves) made in Subsidiaries.

         "Consolidated Senior Funded Indebtedness" means the Senior Funded Indebtedness appearing on a consolidated balance sheet of the Company and its Subsidiaries.

         "Consolidated Subsidiaries" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such financial statements were prepared as of such date.

         "Contractual Obligation", as applied to any Person, means any provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of 10% or more of the equity of a Person shall for the purposes of this Agreement, be deemed to control such Person. "Controlling" and "Controlled" have meanings correlative thereto.

         "Controlled Group" means the Company and all Persons (whether or not incorporated) under common control or treated as a single employer with the Company or any of its Subsidiaries pursuant to Section 414(b), (c), (m) or (o) of the Code.

         "Conversion Date" means any date on which the Company elects to convert a Base Rate Loan to an Offshore Rate Loan or an Offshore Rate Loan to a Base Rate Loan.

         "Default" means any event which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

         "Dollars" means lawful money of the United States of America.

         "Domestic Lending Office" means, with respect to each Bank, the office of that Bank designated as such on Schedule 3 hereto or such other office of the Bank as it may from time to time specify to the Company and the Administrative Agent.

         "Effective Date" means July 6, 1999; provided, that all the conditions in Section 4.1 are satisfied or waived on or before such date.

         "Eligible Assignee" means (a) a financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; or (c) another Bank.

         "Environmental Claim" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in or from property, whether or not owned by the Company, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act.

         "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulation promulgated thereunder.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company or any Subsidiary of the Company within the meaning of Section 414(b), 414(c) or 414(m) of the Code.

         "ERISA Event" means (a) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (b) a withdrawal by any member of the Controlled Group from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by any member of the Controlled Group from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA; (e) a failure to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the Controlled Group; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Qualified Plan; (i) any member of the Controlled Group engages in or otherwise becomes liable for a non-exempt prohibited transaction; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary with respect to any Qualified Plan for which the Company or any of its Subsidiaries may be directly or indirectly liable.

         "Event of Default" means any of the events set forth in Section 8.

         "Exchange Act" means, at any time, the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "Existing Credit Facility" means the credit facility evidenced by the Amended and Restated Credit Agreement dated August 12, 1998, as amended, by and among the Company, Bank of America as Administrative Agent, BankOne Oklahoma, N.A. as Documentation Agent, and the financial institutions party thereto.

         "Extension of Credit" means (a) the Borrowing of Loans, (b) the conversion or continuation of any Loans, or (c) any Letter of Credit Action which has the effect of issuing a Letter of Credit, increasing the amount of any Letter of Credit, extending the maturity of any Letter of Credit or making any material modification to any Letter of Credit or the reimbursement of drawings thereunder (collectively, the "Extensions of Credit").

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by Administrative Agent.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereof.

         "Funded Indebtedness" means all Indebtedness which by its terms matures more than one year from the date of determination thereof, and any Indebtedness maturing within one year from such date which is renewable or extendible at the option of the obligor to a date beyond one year from such date, including any Indebtedness renewable or extendible (whether or not theretofore renewed or extended) under, or payable from the proceeds of other Indebtedness which may be incurred pursuant to the provisions of, any revolving credit agreement or other similar agreement; provided, however, that any Indebtedness of a Subsidiary for which the Company is contingently liable in the manner provided in the definition of Indebtedness shall be deemed to be Funded Indebtedness of the Company, whether or not such indebtedness is Funded Indebtedness of such Subsidiary.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guaranty Obligation" means, as to any Person, any (a) guaranty by that Person of Indebtedness of, or other obligation payable or performable by, any other Person or (b) assurance, agreement, letter of responsibility, letter of awareness, undertaking or arrangement given by that Person to an obligee of any other Person with respect to the payment or performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, covered by such Guaranty Obligation or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

         "Indebtedness" means as to any Person at a particular time, all items which would, in conformity with GAAP, be classified as liabilities on a balance sheet of such Person as at such time (excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue for a period of more than 60 days and excluding deferred taxes), but in any event including:

         (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

         (b) any direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments;

         (c) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

         (d) lease payment obligations under capital leases or Synthetic Lease Obligations; and

         (e) all Guaranty Obligations of such Person in respect of any of the foregoing.

     For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person except for customary exceptions acceptable to the Requisite Banks.

         "Indemnified Liabilities" has the meaning set forth in Section 10.9(a).

         "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement; in each case (a) and (b) under U.S. Federal, State or foreign law.

         "Interest Payment Date" means, with respect to any Offshore Rate Loan, the last Business Day of each Interest Period applicable to such Loan; with respect to any

Base Rate Loan (other than a Swing Line Loan), the last Business Day of each calendar quarter; with respect to all Loans, the Maturity Date; provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, interest shall also be paid on the date which falls three, six and nine months after the beginning of such Interest Period.

         "Interest Period" means, with respect to any Offshore Rate Loan, the period commencing on the Business Day the Offshore Rate Loan is disbursed or continued or on the date on which a Loan is converted into a Offshore Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

                (i) if any Interest Period pertaining to an Offshore Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                (iii) no Interest Period applicable to any Loan or portion thereof shall extend beyond the Maturity Date.

         "Investment" shall have the meaning set forth in Section 7.3.

         "Issuing Bank" means Bank of America, or any successor issuing lender hereunder.

         "Lending Office" means, with respect to any Bank, the office or offices of the Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office," as the case may be, under its name on Schedule 3 hereto, or such other office or offices of the Bank as it may from time to time specify to the Company and the Administrative Agent.

         "Letter of Credit" means any letter of credit issued or outstanding hereunder.

         "Letter of Credit Action" means the issuance, supplement, amendment, renewal, extension, modification or other action relating to a Letter of Credit.

         "Letter of Credit Application" means an application for a Letter of Credit Action as shall at any time be in use by Issuing Bank.

         "Letter of Credit Cash Collateral Account" means a blocked deposit account at Bank of America with respect to which the Company hereby pledges and grants a security interest in and lien on such account to Administrative Agent for and on behalf of the Banks as security for Letter of Credit Usage and with respect to which the Company agrees to execute and deliver from time to time such documentation as Administrative Agent may reasonably request to further assure and confirm such security interest.

         "Letter of Credit Commitment" means an amount equal to the lesser of
(a) $75,000,000 and (b) the Aggregate Commitment.

         "Letter of Credit Usage" means, as at any date of determination, the aggregate undrawn face amount of outstanding Letters of Credit plus the aggregate amount of all drawings under the Letters of Credit honored by Issuing Bank and not reimbursed to Issuing Bank by the Company or converted into Loans.

         "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any kind of security interest).

         "Loan" means a Revolving Loan or a Swing Line Loan (collectively, the "Loans").

         "Loan Documents" means this Agreement, the Subsidiary Guaranty Agreements, if any, and all documents and instruments delivered from time to time in connection therewith.

         "Margin Stock" has the meaning assigned to the term "Margin Stock" in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, liabilities (actual or contingent), business prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (ii) a material impairment of the ability of the Company to perform the Obligations or of the Banks to enforce the Obligations.

         "Maturity Date" means June 30, 2000, unless extended pursuant to
Section 2.16.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is maintained for employees of the Company or any ERISA Affiliate of the Company.

         "Notes" means the Revolving Notes and the Swing Loan Notes.

         "Notice of Conversion/Continuation" means a notice given by the Company to the Administrative Agent pursuant to Section 2.6, in substantially the form of Exhibit B annexed hereto.

         "Notice of Lien" means any "notice of lien" or similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

         "Obligations" means all obligations of every nature of the Company from time to time owed to the Administrative Agent or the Banks or any of them under any Loan Document.

         "Offshore Lending Office" means with respect to each Bank, the office of such Bank designated as such on Schedule 3 hereto or such other office of such Bank as such Bank may from time to time specify to the Company and the Administrative Agent.

         "Offshore Rate" means, for each Interest Period for any Offshore Rate Loan, an interest rate per annum (rounded upward to the nearest 1/100 of one percent) determined by the Administrative Agent pursuant to the following formula:


     Offshore Rate =                 LIBOR
                     ------------------------------------
                     1.00 - Eurodollar Reserve Percentage

     Where, LIBOR means, for such Interest Period:

            (a) the rate per annum (rounded upward to the nearest 1/100 of one percent) equal to the rate determined by Administrative Agent to be the offered rate that appears on the page of the Telerate Screen that displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3750) for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

            (b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (rounded upward to the nearest 1/100 of one percent) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

            (c) in the event the rates referenced in the preceding subsections
     (a) and (b) are not available, the rate per annum determined by Administrative Agent as the rate of interest at which dollar deposits (for delivery on the first day of such Interest Period) in same day funds in the approximate amount of the applicable Offshore Rate Loan and with a term equivalent to such Interest Period would be offered by its London Branch to major banks in the offshore dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; and

                "Eurodollar Reserve Percentage" means the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100 of one percent) in effect on the date LIBOR for such Interest Period is determined

     (whether or not applicable to any Bank) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities") having a term equal to such Interest Period. Such reserve percentages shall include those imposed pursuant to Regulation D of the Federal Reserve Board. Offshore Rate Loans shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Bank under such Regulation D or any comparable regulation. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         The Offshore Rate for each outstanding Offshore Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Offshore Rate Loans" means Loans bearing interest at rates determined by reference to the Offshore Rate.

         "Other Taxes" has the meaning specified in subsection 3.1(b).

         "Outstanding Obligations" means, as of any date, and giving effect to making any Extensions of Credit requested on such date and all payments, repayments and prepayments made on such date, the sum of (a) the aggregate outstanding principal amount of all Loans, and (b) all Letter of Credit Usage.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Participant" has the meaning specified in Section 10.6(c).

         "Permitted Liens" has the meaning specified in Section 7.1.

         "Person" means any individual, partnership, limited liability company, corporation (including a business trust), joint stock company, joint venture, trust, bank, trust company, unincorporated association or other entity or a government or any agency or political subdivision thereof.

         "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any member of the Controlled Group sponsors or maintains or to which the Company or member of the Controlled Group makes or is obligated to make contributions, and includes any Multiemployer Plan or Qualified Plan.

         "Pro Rata Share" means with respect to each Bank the percentage set forth opposite such Bank's name on Schedule 1.1 hereto.

         "Qualified Plan" means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section

4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

         "Reference Rate" means the rate of interest publicly announced from time to time by Bank of America in San Francisco as its reference rate, as in effect on such date of determination. The reference rate is set by Bank of America based on various factors including Bank of America's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. Bank of America may make loans at, above or below the rate announced by it as its reference rate. Any change in the reference rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, a withdrawal from a Plan described in
Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

         "Request for Extension of Credit" means a written request substantially in the form of Exhibit A duly completed and signed by a Responsible Officer. In the case of a request for a new or amended Letter of Credit, the written Letter of Credit Application shall be deemed to be the Request for Extension of Credit.

         "Requisite Banks" means, as at any date of determination, (a) prior to the termination of all Commitments, Banks having more than 50% of the Aggregate Commitment, and (b) if the Commitments have then been terminated and there are Loans and/or Letter of Credit Usage outstanding, Banks holding Loans and Letter of Credit Usage aggregating more than 50% of the aggregate outstanding principal amount of Loans and Letter of Credit Usage.

         "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "Responsible Officer" means the Chief Financial Officer, the Chief Accounting Officer, any Vice President, the Treasurer or any Assistant Treasurer of the Company.

         "Revolving Loan" has the meaning specified in Section 2.1. Revolving Loans may be either Base Rate Loans or Offshore Rate Loans.

         "Revolving Note" means a promissory note in substantially the form of Exhibit C-1 hereto, including any amendment, modification, renewal or replacement thereof.

         "S&P" means Standard & Poor's Ratings Group.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

         "Senior Funded Indebtedness" means Funded Indebtedness other than Subordinated Indebtedness.

         "Subordinated Indebtedness" means unsecured Indebtedness of the Company for borrowed money which by its terms matures more than one year from the date of creation thereof and is issued under an instrument or instruments which contains substantially the following provisions with respect to the subordination of such indebtedness (hereinafter in this paragraph called "Subordinated Indebtedness") to the Obligations (and to other Indebtedness for money borrowed by the Company, if so provided), the Obligations and such other indebtedness for borrowed money, if any, being hereinafter in this definition called "Superior Indebtedness":

                (i) The Subordinated Indebtedness shall be subordinated and junior in right of payment, to the extent and in the manner hereinafter set forth, to the Superior Indebtedness:

                    (a) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its creditors, as such, or to its property, or in the event of any proceeding for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, then the holders of Superior Indebtedness shall be entitled to receive payment in full of all principal, premium and interest on all Superior Indebtedness (including interest accruing after the date of commencement of any such proceedings at the rate applicable to such Superior Indebtedness, whether or not such interest is an allowable claim in any such proceeding) before the holders of Subordinated Indebtedness shall be entitled to receive any payment on account of principal, premium or interest on Subordinated Indebtedness, and to that end (but subject to the power of a court of competent jurisdiction to make other equitable provisions reflecting the rights conferred by these provisions upon Superior Indebtedness and the holders thereof with respect to Subordinated Indebtedness and the holders thereof by a lawful plan of reorganization under applicable bankruptcy law) the holders of Superior Indebtedness shall be entitled to receive for application in payment thereof (including interest accruing after the date of commencement of any such proceedings at the rate applicable to such Superior Indebtedness, whether or not such interest is an allowable claim in any such proceeding) and payment or distribution of any kind or character, whether in cash or property or securities or by set-off or otherwise, which may be payable or deliverable in any such proceedings in respect of Subordinated Indebtedness (including any such payment or distribution which may be payable or deliverable by reason of the provisions of any indebtedness of the Company which is subordinate and junior in right of payment to the Subordinated Indebtedness), except securities which are subordinate and junior in right of payment to the payment of Superior Indebtedness; and

                    (b) In the event that any Subordinated Indebtedness is declared due and payable before its expressed maturity because of the occurrence of a default thereunder (under circumstances when the provisions of the foregoing clause (a) shall not be applicable), the holders of Superior Indebtedness outstanding, at the time such Subordinated Indebtedness so becomes due and payable because of such occurrence of a default thereunder, shall be entitled to receive payment in full of all principal of, and interest and premium, if any, on all Superior Indebtedness before the holders of Subordinated Indebtedness are entitled to receive any payment on account of the principal of, and interest and premium, if any, on, the Subordinated Indebtedness.

                (ii) No payment or prepayment, directly or indirectly, on account of the principal of, or interest and premium, if any, on, the Subordinated Indebtedness shall be made (in cash or property or securities, or by set-off or otherwise), and no holder of Subordinated Indebtedness shall be entitled to demand or receive any such payment or prepayment (a) unless all amounts then due for principal, interest and premium, if any, on all Superior Indebtedness have been paid in full in cash, or (b) if, at the time of such payment or prepayment or immediately after giving effect thereto, there shall have occurred any event of default under any Superior Indebtedness or under any agreement pursuant to which any Superior Indebtedness is issued.

                (iii) Subject to the payment in full of Superior Indebtedness, holders of the Subordinated Indebtedness shall be subrogated to the rights of the holders of Superior Indebtedness to receive payments or distributions of assets of the Company applicable to the Superior Indebtedness until the Subordinated Indebtedness shall be paid in full and no payments or distributions to the holders of the Superior Indebtedness by or on behalf of the Company from the proceeds that would otherwise be payable to the holders of the Subordinated Indebtedness or by or on behalf of the holders of the Subordinated Indebtedness shall, as between the Company and the holders of Subordinated Indebtedness, be deemed to be a payment by the Company to or on account of the Superior Indebtedness.

                (iv) These provisions with respect to subordination cannot be amended, modified or waived without the prior written consent of the holder or holders of all Superior Indebtedness at the time outstanding, and the subordination effected hereby shall not be affected by any amendment or modification of, or addition or supplement to, any Superior Indebtedness or any instrument or agreement relating thereto, without the prior written consent of the holder or holders of all Superior Indebtedness at the time outstanding.

                (v) No present or future holder of Superior Indebtedness shall be prejudiced in his right to enforce subordination of Subordinated Indebtedness by any act or failure to act on the part of the Company. The foregoing provisions as to subordination are solely for the purpose of defining the relative rights of the holders of Superior Indebtedness, on the one hand, and the holders of Subordinated Indebtedness, on the other hand, and none of such provisions shall impair, as between the Company and any holders of Subordinated Indebtedness, the obligation of the Company, which is unconditional and absolute, to pay to the holders of Subordinated Indebtedness the principal thereof, and the interest and premium, if any, thereon in accordance with its terms, nor shall any such provisions prevent any holder of Subordinated Indebtedness from exercising all remedies otherwise permitted by applicable law or under the terms of such

     Subordinated Indebtedness upon default thereunder, subject to the rights under the foregoing provisions of holders of Superior Indebtedness to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, or by set-off or otherwise, which may be payable or deliverable to the holders of Subordinated Indebtedness.

                (vi) The Company agrees, for the benefit of the holders of Superior Indebtedness, that in the event any Subordinated Indebtedness is declared due and payable before its expressed maturity because of the occurrence of any event of default thereunder or otherwise, (a) the Company will give prompt notice in writing of such happening to the holders of Superior Indebtedness, and (b) all Superior Indebtedness shall forthwith become immediately due and payable upon demand, regardless of the expressed maturity thereof.

         "Subsidiary" means any corporation, partnership, joint venture, association, limited liability company or other business entity of which more than 50% of the total voting power of shares of stock or other interests having ordinary voting power for the election of directors, managers, trustees or other governing body thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "Subsidiary Guarantor" means a Subsidiary that executes a Guaranty Agreement pursuant to Section 6.13 hereof.

         "Subsidiary Guaranty Agreement" means a Guaranty Agreement delivered pursuant to Section 6.13 hereof.

         "Swing Commitment" means an amount equal to the lesser of (a) $25,000,000 and (b) the Aggregate Commitment.

         "Swing Line" means the revolving line of credit established by Swing Line Bank in favor of the Company pursuant to Section 2.2.

         "Swing Line Bank" means Bank of America, or any successor swing line lender hereunder.

         "Swing Line Loan" means a loan made by Swing Line Bank to the Company under the Swing Line.

         "Swing Loan Note" means a promissory note in substantially the form of Exhibit C-2 hereto, including any amendment, modification, renewal or replacement thereof.

         "Synthetic Lease" means each arrangement, however described, under which the obligor accounts for its interest in the property covered thereby under GAAP as lessee of a lease which is not a capital lease and accounts for its interest in the property covered thereby for Federal income tax purposes as the owner.

         "Synthetic Lease Obligation" means, as to any Person with respect to any Synthetic Lease at any time of determination, the amount of the liability of such Person in respect of such Synthetic Lease that would (if such lease was required to be classified and accounted for as a capital lease on a balance sheet of such Person in accordance with GAAP) be required to be capitalized on the balance sheet of such Person at such time.

         "Taxes" has the meaning specified in subsection 3.1(a).

         "Transferee" has the meaning specified in Section 10.6(e).

         "Type" of Loan means (a) a Base Rate Loan, (b) an Offshore Rate Loan, or (c) a Swing Line Loan.

         "Year 2000 problem" has the meaning specified in Section 5.17.

         "Year 2000 program" has the meaning specified in Section 5.17.

         1.2 Other Definitional Provisions. References to "Sections" shall be to Sections of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. The word "including" when used herein is not intended to be exclusive and means "including, without limitation."

         Section 2. THE LOANS.

         2.1 Revolving Loans. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make loans under its Commitment to the Company (each such loan, a "Revolving Loan") from time to time on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time its Commitment; provided, however, that, after giving effect to any Extension of Credit, Outstanding Obligations of all Banks shall not exceed the Aggregate Commitment; and provided further, that (i) the aggregate principal amount of Revolving Loans of any Bank, plus (ii) the aggregate principal amount of such Bank's participation in the Swing Line Loans, plus (iii) the participation of such Bank in Letter of Credit Usage, shall not at any time exceed such Bank's Commitment. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.1, prepay pursuant to Section 2.11 and reborrow pursuant to this
Section 2.1.

         2.2 Swing Line.

         (a) Subject to the terms and conditions set forth in this Agreement, Swing Line Bank agrees to make Swing Line Loans on any Business Day during the Availability Period in such amounts as the Company may from time to time request; provided, however, that (i) after giving effect to such Swing Line Loan, the Swing Line Loans shall not exceed the Swing Commitment, (ii) the Outstanding Obligations of all Banks shall not exceed the Aggregate Commitment at any time; provided, further, that Swing Line Bank may terminate or suspend the Swing Line at any time and from time to time in its sole discretion upon at least 24 hours prior notice to Company. Within the limits of Swing Line Bank's Swing Commitment, and subject to the other terms and conditions hereof, Company may borrow, repay and reborrow under this Section. Unless notified to the contrary by Swing Line Bank, Borrowings under the Swing Line may be made in amounts which are integral multiples of $100,000 ("integral amount") upon irrevocable telephonic notice to Swing Line Bank followed by a written notice to Swing Line Bank (with a copy to the Administrative Agent) not later than 12:00 noon San Francisco time. Each such request for a Swing Line Loan shall constitute a representation and warranty by Borrower that the conditions set forth in Sections 4.2(c) and (d) are satisfied. Promptly after receipt of such request, Swing Line Bank shall obtain telephonic verification from the Administrative Agent that there is availability for such Swing Line Loan under the Commitments. Each repayment of a Swing Line Loan shall be made to the Administrative Agent for the account of the Swing Line Bank in an amount which is an integral multiple of the integral amount by payment or debit at a demand deposit account at Bank of America. All payments received after 12:00 noon San Francisco time shall be deemed received on the next succeeding Business Day.

         (b) Swing Line Loans shall bear interest at the Base Rate, payable on the dates set forth in Section 2.2(c) or as otherwise may be specified by Swing Line Bank and, in any event, on the Maturity Date. Interest on Swing Line Loans shall be payable upon demand of Swing Line Bank. The interest payable on Swing Line Loans is solely for the account of Swing Line Bank.

         (c) The Swing Line Loans, together with interest thereon, shall be payable on the earliest of (i) the fifth Business Day after it is made, (ii) the Maturity Date and (iii) upon demand made by Swing Line Bank.

         (d) Unless the Company has made other arrangements satisfactory to Swing Line Bank in Swing Line Bank's sole discretion, if the principal amount of Swing Line Loans exceeds $5,000,000 for three consecutive Business Days, then on the next Business Day, the Company shall repay Swing Line Loans in a principal amount necessary to reduce the Swing Line Loans below such amount to the Administrative Agent at the Administrative Agent's Office not later than 10:00 A.M. (San Francisco time). The Company shall also pay accrued interest on any principal amount so repaid. The Administrative Agent shall remit such amount to Swing Line Bank, which Swing Line Bank shall then apply to the Swing Line Loans by such amount.

         (e) If the Company fails to timely make any principal or interest payment required pursuant to subsections (b), (c) or (d) above, the Administrative Agent shall promptly notify each Bank of its Pro Rata Share of such amount. Each Bank shall make funds in an amount equal to its Pro Rata Share of such amount available to the Administrative Agent at the Administrative Agent's Office not later than 10:00 A.M. (San Francisco time) on the following Business Day. The obligation of each Bank to make such payment shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such payment shall not relieve or otherwise impair the obligation of the Company to repay Swing Line Bank for any amount of Swing Line Loans, together with interest as provided herein.

         (f) If the conditions precedent set forth in Section 4 can be satisfied (except for the giving of a Request for Extension of Credit) on any date the Company is obligated to make, but fails to make, a repayment of Swing Line Loans, the funding by the Banks pursuant to subsection (e) above shall be deemed to be part of a Borrowing of Loans which are Base Rate Loans (without regard to the minimum amount therefor) requested by the Company. If the conditions precedent set forth in Section 4 cannot be satisfied on the date the Company is obligated to make, but fails to make, such payment, the funding by the Banks pursuant to subsection (e) above shall be deemed to be a funding by each Bank of its participation in such Swing Line Loans, and such funds shall be payable by the Company upon demand and shall bear interest at the rate set forth in Section 2.9(c), and each Bank making such funding shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of Swing Line Bank against the Company in respect of such payment and shall share, in accordance with that pro rata participation, in any payment made by the Company with respect to such claim.

         2.3 Loan Accounts. The Loans made by each Bank shall be evidenced by one or more loan accounts maintained by such Bank in the ordinary course of business. Upon the request of any Bank made through the Administrative Agent, such Bank's Loans may be evidenced by one or more Notes, instead of or in addition to Loan accounts. Each such Bank may attach schedules to its Note(s) and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto. Such loan accounts, records or Notes shall be conclusive absent error of the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

         2.4 Letters of Credit.

         (a) The Letter of Credit Commitment. Subject to the terms and conditions hereof, at any time and from time to time from the Effective Date through the date that is 30 days prior to the Maturity Date, the Issuing Bank shall take such Letter of Credit Actions under the Commitments as the Company may request; provided, however, that (i) the Outstanding Obligations of each Bank shall not exceed such Bank's Commitment and the Outstanding Obligations of all Banks shall not exceed the Aggregate Commitment at any time, (ii) the aggregate outstanding Letter of Credit Usage shall not exceed the Letter of Credit Commitment at any time, (iii) each Letter of Credit Action shall be in a form acceptable to Issuing Bank and shall not violate any policies of Issuing Bank, and (iv) the Issuing Bank shall not be required to issue Letters of Credit that have automatic extension or renewal provisions ("evergreen" Letters of Credit). Each Letter of Credit will be a nontransferable standby letter of credit to support payment and/or performance obligations of the Company or one of its Subsidiaries. No Letter of Credit shall expire more than 364 days after the date of issuance. If any Letter of Credit is to remain outstanding after the Maturity Date, the Company shall, not later than seven days prior to the Maturity Date, deposit cash in an amount equal to one hundred and two percent (102%) of such Letter of Credit Usage in a Letter of Credit Cash Collateral Account.

         (b) Requesting Letter of Credit Actions. The Company may irrevocably request a Letter of Credit Action by delivering a Letter of Credit Application therefor to Issuing Bank, with a copy to the Administrative Agent (who shall notify the Banks), not later than 8:30 a.m. (San Francisco time) on the date which is five Business Days prior to the date of the requested action therefor. Unless Administrative Agent notifies Issuing Bank that such Letter of Credit Action is not permitted hereunder or Issuing Bank determines that such Letter of Credit Action is contrary to any Requirement of Law or policies of Issuing Bank or does not otherwise conform to the requirements of this Agreement, Issuing Bank shall effect such Letter of Credit Action. This Agreement shall control in the event of any conflict with any Letter of Credit Application. Upon the issuance of a Letter of Credit, each Bank shall be deemed to have purchased a pro rata participation in such Letter of Credit from Issuing Bank in an amount equal to that Bank's Pro Rata Share.

         (c) Reimbursement of Payments Under Letters of Credit. The Company shall reimburse Issuing Bank through Administrative Agent for any payment that Issuing Bank makes under a Letter of Credit on or before the date of such payment; provided, however, that if, during the Availability Period, the conditions precedent set forth in Section 4 can be satisfied, the Company may request a Borrowing of Loans to reimburse Issuing Bank for such payment on or before the date thereof by complying with Section 2.1, or the Company may allow a deemed Borrowing of Loans which are Base Rate Loans to take place on such payment date pursuant to subsection (e) below.

         (d) Funding by Banks When Issuing Bank Not Reimbursed. If the Company fails to timely make the payment required pursuant to subsection (c) above, Issuing Bank shall notify Administrative Agent of such fact and the amount of such unreimbursed payment. Administrative Agent shall promptly notify each Bank of its Pro Rata Share of such amount. Each Bank shall make funds in an amount equal its Pro Rata Share of such amount available to Administrative Agent at Administrative Agent's Office on the Business Day specified by Administrative Agent. The obligation of each Bank to so reimburse Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Company to reimburse Issuing Bank for the amount of any payment made by Issuing Bank under any Letter of Credit, together with interest as provided herein.

         (e) Nature of Banks' Funding. If the conditions precedent set forth in
Section 4 can be satisfied (except for the giving of a Request for Extension of Credit) on the date the Company is obligated to make, but fails to make, a reimbursement of a payment under a Letter of Credit, the funding by Banks pursuant to subsection (d) above shall be deemed to be part of a Borrowing of Loans which are Base Rate Loans (without regard to the minimum amount therefor) requested by the Company. If the conditions precedent set forth in Section 4 cannot be satisfied on the date the Company is obligated to make, but fails to make, a reimbursement of a payment under a Letter of Credit, the funding by Banks pursuant to subsection (d) above shall be deemed to be a funding by each Bank of its participation in such Letter of Credit, and such funds shall be payable by the Company upon demand and shall bear interest at a rate which is equal to the Base Rate plus the Applicable Amount, if any, plus 2% per annum, and each Bank making such funding shall thereupon acquire a pro rata participation, to the extent of such reimbursement, in the claim of Issuing Bank against the Company in respect of such payment and shall share, in accordance with that pro rata participation, in any payment made by the Company with respect to such claim.

         (f) Obligations Absolute. The obligation of the Company to pay to Issuing Bank the amount of any payment made by Issuing Bank under any Letter of Credit shall be absolute, unconditional, and irrevocable. Without limiting the foregoing, the Company's obligation shall not be affected by any of the following circumstances:

                (i) any lack of validity or enforceability of the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                (ii) any amendment or waiver of or any consent to departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                (iii) the existence of any claim, setoff, defense, or other rights which the Company may have at any time against Issuing Bank, Administrative Agent or any Bank, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

                (iv) any demand, statement, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

                (v) payment by Issuing Bank in good faith under the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit; or any payment made by Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                (vi) the solvency or financial responsibility of any party issuing any documents in connection with a Letter of Credit;

                (vii) any error in the transmission of any message relating to a Letter of Credit not caused by Issuing Bank, or any delay or interruption in any such message;

                (viii) any error, neglect or default of any correspondent of Issuing Bank in connection with a Letter of Credit;

                (ix) any consequence arising from acts of God, wars, insurrections, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of Issuing Bank;

                (x) so long as Issuing Bank in good faith determines that the document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to Issuing Bank in connection with a Letter of Credit; and

                (xi) where Issuing Bank has acted in good faith and any other circumstances whatsoever.

     In addition, the Company will promptly examine a copy of each Letter of Credit and amendments thereto delivered to it and, in the event of any claim of noncompliance with the Company's instructions or other irregularity, the Company will immediately notify Issuing Bank in writing. The Company shall be conclusively deemed to have waived any such claim against Issuing Bank and its correspondents unless such notice is given as aforesaid.

         (g) Role of Issuing Bank. Each Bank and the Company agree that, in paying any drawing under a Letter of Credit, Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Agent-Related Person (as such term is defined in Section 9.3) nor any of the respective correspondents, participants or assignees of Issuing Bank shall be liable to any Bank for any action taken or omitted in connection herewith at the request or with the approval of Banks or the Requisite Banks, as applicable; any action taken or omitted in the absence of gross negligence or willful misconduct; or the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of Issuing Bank, shall be liable or responsible for any of the matters described in subsection (f) above. In furtherance and not in limitation of the foregoing, Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (h) Applicability of International Standby Practices 1998. Unless otherwise expressly agreed by Issuing Bank and the Company when a Letter of Credit is issued, the rules of the "International Standby Practices 1998" or such later revision as may be published by the Institute of International Banking Law and Practice, subject to applicable laws, shall be deemed a part of this Section and shall apply to such Letter of Credit.

         (i) Issuance Fee and Documentary and Processing Charges Payable to Issuing Bank. Concurrently with the issuance of each Letter of Credit, the Company shall pay a letter of credit issuance fee to Issuing Bank, for the sole account of Issuing Bank, equal to the aggregate stated amount for each Letter of Credit times 10.0 basis points per annum for the stated duration thereof. In addition, the Company shall pay directly to Issuing Bank for its sole account its customary documentary and processing charges in accordance with its standard schedule, as from time to time in effect, for any amendment or other occurrence relating to a Letter of Credit. Such fee and charges are nonrefundable.

         (j) Letter of Credit Cash Collateral Account.

             (i) The Company hereby pledges and grants a security interest in and lien on the Letter of Credit Cash Collateral Account and all funds, cash and instruments at any time on deposit or held therein to the Administrative Agent for and on behalf of the Banks as security for the Obligations. The Letter of Credit Cash Collateral Account shall be under the exclusive dominion and control of the Administrative Agent. The Administrative Agent may, at any time or from time to time, without notice to the Company, apply funds then held in the Letter of Credit Cash Collateral Account to the payment of Obligations in respect of Letters of Credit and other amounts owed under this Agreement.

             (ii) The rate of interest earned on the Letter of Credit Cash Collateral Account shall be comparable to the rates paid by Bank of America on other similar accounts as in effect time to time; provided, however, that Bank of America shall not be obligated to pay interest on said account during the continuation of a Default or Event of Default.

             (iii) At all times after a deposit is required in the Letter of Credit Cash Collateral Account pursuant to Section 2.4(a) or Section 8.2(b), the amount required to be on deposit in the Letter of Credit Cash Collateral Account shall at all times equal not less than one hundred and two percent (102%) of the Letter of Credit Usage. Such amount shall remain on deposit in the Letter of Credit Cash Collateral Account until expiration or termination of all Letters of Credit and payment of all Obligations, at which time it shall be paid to the Company. There shall be no release of funds from the Letter of Credit Cash Collateral Account at any time during the continuance of a Default or an Event of Default.

             (iv) The Company agrees that it will not sell or otherwise dispose of any interest in the Letter of Credit Cash Collateral Account or any funds held therein, or create or permit to exist any Lien upon said account or any funds held therein other than the Lien hereby created.

             (v) The Company agrees to pay to Bank of America all customary fees, costs and expenses which Bank of America incurs in connection with opening and maintaining the Letter of Credit Cash Collateral Account.

         2.5 Procedure for Borrowings.

         (a) Each Borrowing of Revolving Loans shall be made upon irrevocable telephonic notice by the Company followed immediately by written notice in the form of a Request for Extension of Credit (which telephonic notice must be received by the Administrative Agent (i) prior to 8:30 a.m. (San Francisco time) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) prior to 8:30 a.m. (San Francisco time) on the requested Borrowing Date, in the case of Base Rate Loans), specifying: (i) the amount of the Borrowing, which shall be in an aggregate minimum principal amount of $5,000,000 and any multiple of $1,000,000 in excess thereof; (ii) the requested Borrowing Date, which shall be a Business Day; (iii) whether the Borrowing is to be comprised of Offshore Rate Loans or Base Rate Loans; and (iv) the duration of the Interest Period applicable to Offshore Rate Loans included in such notice. If the Request for Extension of Credit shall fail to specify the duration of the Interest

Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month (but not beyond the Maturity Date).

         (b) Promptly after receipt of a Request for Extension of Credit, the Administrative Agent shall notify each Bank of the proposed Borrowing. Each Bank shall make available to the Administrative Agent its Pro Rata Share of the amount (if any) by which the principal amount of the proposed Borrowing exceeds the principal amount of the Loans (if any) maturing on the Borrowing Date, in same day funds, by remitting such funds to: Bank of America National Trust and Savings Association, ABA No. 121-000-358, Attn: Agency Administrative Services No. 5596 For credit to: BANCONTROL Account No. 12331-15429, Reference: ONEOK, Inc. at the office of the Administrative Agent located at 1850 Gateway Boulevard, Concord, California 94520, no later than 11:00 a.m. (San Francisco time) on the Borrowing Date. Upon satisfaction of the conditions set forth in
Section 4.2, the Administrative Agent shall make available to the Company on such Borrowing Date the aggregate of the amounts (if any) so made available by the Banks by causing an amount of same day funds equal to such aggregate amount (if any) received by the Administrative Agent to be credited to the account of the Company at such office of the Administrative Agent.

         (c) Section 2.5(a) notwithstanding, if the Company shall not have given a timely Request for Extension of Credit to be made on the last day of any Interest Period for outstanding Loans, then unless the Administrative Agent shall have received notice that the Company elects not to make a Borrowing on such day the Administrative Agent shall be deemed to have received a Request for Extension of Credit from the Company requesting Base Rate Loans to be made on such day in an amount equal to the amount of such outstanding Loans.

         (d) The failure of any Bank to make any Loan on any date shall not relieve any other Bank of any obligation to make a Loan on such date, but no Bank shall be responsible for the failure of any other Bank to so make its Loan.

         2.6 Conversion and Continuation Elections.

         (a) The Company may (i) elect to convert on any Business Day, any Base Rate Loans (or any part thereof in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof) into Offshore Rate Loans;
(ii) elect to convert on the last day of the Interest Period therefor, any Offshore Rate Loans (or any part thereof in an amount not less than $5,000,000) or an integral multiple of $1,000,000 in excess thereof) into Base Rate Loans; or (iii) elect to continue, on the last day of the Interest Period therefor, any Offshore Rate Loans (or any part thereof in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof); provided, that if the aggregate amount of Offshore Rate Loans shall have been reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as Offshore Rate Loans shall terminate.

         (b) Each conversion or continuation shall be made upon irrevocable telephonic notice by the Company followed immediately by written notice in the form of a Notice of Conversion/Continuation (which telephonic notice must be received by the Administrative Agent prior to 8:30 a.m. (San Francisco time) at least (i) three Business Days in advance of the conversion or continuation date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) one Business Day in advance of the conversion or continuation date, if the Loans are to be converted into Base Rate Loans), specifying: (A) the proposed conversion or continuation date;
(B) the aggregate amount of Loans to be converted or continued; (C) the nature of the proposed conversion or continuation; and (D) the duration of the requested Interest Period.

         (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select a new Interest Period to be applicable thereto, or if any Event of Default shall then exist, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

         (d) Upon receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each Bank thereof, or, if no timely notice is provided, the Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

         2.7 Limitation on Interest Periods. Notwithstanding any other provision contained in this Agreement, after giving effect to any Borrowing or conversion or continuation of any Loans, there shall not be more than six different Interest Periods for Offshore Rate Loans in effect.

         2.8 Reductions of Commitments. The Company shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part, without premium or penalty, the unutilized portion of the Commitments in excess of the Swing Line Loans; provided, that the Aggregate Commitment, as reduced, shall at all times be equal to or exceed the Outstanding Obligations at such time. The Company shall give not less than five Business Days' prior written notice to the Administrative Agent designating the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction. Promptly after receipt of a notice of such termination or partial reduction, the Administrative Agent shall notify each Bank of the proposed termination or reduction. Such termination or partial reduction of the Commitments shall be effective on the date specified in the Company's notice and shall terminate or reduce each Bank's Pro Rata share of the Aggregate Commitment so reduced. Any partial reduction shall be in an aggregate minimum amount of $5,000,000. Once reduced in accordance with this Section 2.8, the Commitments may not be increased.

         2.9 Interest on the Loans.

         (a) Subject to Section 2.9(c), the Loans (other than Swing Line Loans) shall bear interest on the unpaid principal amount thereof from the Borrowing Date to maturity (whether by acceleration or otherwise) at a rate per annum equal to either the Offshore Rate plus the Applicable Amount, as the same may be adjusted pursuant to the definition of Applicable Amount, or the Base Rate plus the Applicable Amount, if any.

         (b) Interest shall be payable in arrears on the Loans (other than Swing Line Loans) on each Interest Payment Date applicable to that Loan.

         (c) Not withstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Company shall pay interest on the principal amount of all outstanding Loans (including the Swing Line Loans) at a rate which is equal to the Base Rate plus the Applicable Amount, if any, plus 2% per annum, with respect to Base Rate Loans, or the Offshore Rate plus the Applicable Amount plus 2% per annum with respect to Offshore Rate Loans, or the Base Rate plus 2% per annum with respect to Swing Line Loans, in each case to the fullest extent permitted by applicable laws.

         2.10 Maturity of Loans. Each Loan shall mature and the Company shall repay the unpaid principal amount of each Loan on the Maturity Date.

         2.11 Voluntary Prepayments.

         (a) The Company may, upon not less than one Business Days' prior written or telephonic notice confirmed in writing to the Administrative Agent (in the case of a prepayment of a Base Rate Loan) or three Business Days' prior written or telephonic notice confirmed in writing to the Administrative Agent (in the case of a prepayment of an Offshore Rate Loan) (which notice the Administrative Agent will promptly transmit to each Bank), at any time and from time to time prepay any Loans in whole or in part in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; provided that in the event of any such prepayment of any Offshore Rate Loans, the Company shall be obligated to reimburse the Banks in respect thereof pursuant to Section 3.6. If such notice of prepayment does not specify how such prepayment shall be applied, it shall be applied first to Base Rate Loans to the full extent thereof before application to Offshore Rate Loans, as determined by the Administrative Agent. Any prepayment of an Offshore Rate Loan shall be accompanied by payment of all accrued, unpaid interest thereon.

         (b) If for any reason the Outstanding Obligations exceed the Aggregate Commitment as in effect or as reduced or because of any limitation set forth in this Agreement or otherwise, the Company shall immediately prepay Loans and/or deposit cash in a Letter of Credit Cash Collateral Account in an aggregate amount equal to such excess.

         2.12 Fees.

         (a) Arrangement Fee. The Company shall pay to Bank of America for Bank of America's own account an arrangement fee in an amount and at the times set forth in a letter agreement between the Company and Bank of America dated May 21, 1999.

         (b) Facility Fee. The Company shall pay to the Administrative Agent for the account of each Bank pro rata according to its Pro Rata Share a facility fee equal to the facility fee set forth in the definition of Applicable Amount times the Aggregate Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter. If there is any change in the Applicable Amount during any quarter, the Aggregate Commitment shall be multiplied by the Applicable Amount separately for each period that such Applicable Amount was in effect during such quarter. Such facility fee shall accrue from the Effective Date to the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and on the Maturity Date; provided that, in connection with any reduction or termination of Commitments pursuant to Section 2.8, the accrued facility fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the next succeeding quarterly payment being calculated on the basis of the period from the reduction or termination date to such quarterly payment date. The facility fee provided in this Section shall accrue at all times after the Effective Date, including at any time during which one or more conditions in Section 4 are not met.

         (c) Utilization Fee. The Company shall pay to the Administrative Agent for the account of each Bank pro rata according to its Pro Rata Share a utilization fee equal to the utilization fee set forth in the definition of Applicable Amount times the Outstanding Obligations, for each day during the term hereof that the Outstanding Obligations exceeds 33% of the Aggregate Commitment. If there is any change in the Applicable Amount during any quarter, the Outstanding Obligations shall be computed and multiplied by the Applicable Amount separately for each period that such Applicable Amount was in effect during such quarter. Such utilization fee shall accrue from the Closing Date to the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and on the Maturity Date.

         (d) Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Bank pro rata according to its Pro Rata Share a letter of credit fee with respect to each Letter of Credit, equal to the letter of credit fee set forth in the definition of Applicable Amount multiplied by the daily maximum amount available to be drawn on such outstanding Letter of Credit. Such fee shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which such Letter of Credit is outstanding, and on the Maturity Date (or such later date upon which such Letter of Credit shall expire). If there is any change in the Applicable Amount during any quarter, the daily maximum amount available to be drawn on such Letter of Credit shall be multiplied by the Applicable Amount separately for each period that such Applicable Amount was in effect during such quarter.

         (e) Agency Fee. The Company shall pay to the Administrative Agent for the Administrative Agent's own account an agency fee in the amount and at the times set forth in a letter agreement between the Company and the Administrative Agent dated the Closing Date.

         2.13 Computation of Fees and Interest. All computations of interest payable in respect of Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of interest payable in respect of all other Types of Loans and all fees shall be made on the basis of a 360 day year and actual days elapsed, which results in more interest being paid than if computed on the basis of a 365-day year. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

         2.14 Use of Proceeds of Loans. The Company may use the proceeds of Loans to repay other Indebtedness of the Company or a Subsidiary of the Company, to provide liquidity for commercial paper, for working capital, capital expenditures, acquisitions, mergers, and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document. No portion of the proceeds of any Loan shall be used in connection with the acquisition of a voting interest of five percent or more in any Person if such acquisition is opposed by the board of directors or management of such Person.

         2.15 Funding Sources. Nothing in this Agreement shall be deemed to obligate any Bank to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Bank that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.16 Extension of Maturity Date. The Company may request that the Banks extend the Maturity Date for successive 364 day periods by notifying the Banks in writing through the Administrative Agent not more than 45 days nor less than 30 days prior to the Maturity Date, then in effect. The Administrative Agent shall promptly notify each Bank of such an extension request. Thereupon, the parties hereto shall commence good faith negotiations as to the terms and conditions of the proposed extension which shall include a full credit assessment of the Company by the Banks. Each Bank shall have the right to consent to or reject such extension request in the exercise of its sole and absolute discretion and shall notify the Administrative Agent of its decision not more than 30 days nor less then 20 days prior to the Maturity Date then in effect. Failure by any Bank to notify the Administrative Agent of its decision shall be deemed to be a rejection by such Bank of the extension request. If all Banks consent to such extension, the Maturity Date shall be extended for 364 days from the then current Maturity Date.

         Section 3. PAYMENTS IN GENERAL.

         3.1 Taxes.

         (a) Subject to Section 3.1(g), any and all payments by the Company to each Bank or the Administrative Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction under the laws of which such Bank or the Administrative Agent, as the case may be, is organized or maintains a Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

         (b) In addition, the Company shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "Other Taxes").

         (c) Subject to Section 3.1(g), the Company shall indemnify and hold harmless each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.1) paid by the Bank or the Administrative Agent and any liability (including penalties, interest, additions to tax and expenses to the extent not resulting from the gross negligence or willful misconduct of a Bank or the Administrative Agent) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date the Bank or the Administrative Agent makes written demand therefor.

         (d) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, then, subject to Section 3.1(g): (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.1) such Bank or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Company shall make such deductions, and (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (e) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

         (f) Each Bank which is a foreign Person (i.e., a Person other than a United States Person for United States Federal income tax purposes) agrees that:
(i) it shall, no later than the Closing Date (or, in the case of a Bank which becomes a party hereto pursuant to Section 10.6 after the Closing Date, the date upon which the Bank becomes a party hereto) deliver to the Company through the Administrative Agent: (A) if any Lending Office is located in the United States, two accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), and (B) if any Lending Office is located outside the United States, two accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"), in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such Lending Office or Offices under this Agreement free from withholding of United States Federal income tax; (ii) if at any time the Bank changes its Lending Office or Offices or selects an additional Lending Office as herein provided, it shall with reasonable promptness deliver to the Company through the Administrative Agent in replacement for, or in addition to, the forms previously delivered by it hereunder: (A) if such changed or additional Lending Office is located in the United States, two accurate and complete signed originals of Form 4224; or (B) otherwise, two accurate and complete signed originals of Form 1001, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional Lending Office under this Agreement free from withholding of United States Federal income tax; (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in the most recent Form 4224 or Form 1001 previously delivered by such Bank and if the delivery of the same be lawful, deliver to the Company through the Administrative Agent two accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by the Bank; and (iv) it shall, promptly upon the Company's reasonable request to that effect, deliver to the Company such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's tax status for withholding purposes.

         (g) The Company will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to Section 3.1(d) to any Bank for the account of any Lending Office of such Bank: (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with its obligations under Section 3.1(f) in respect of such Lending Office; (ii) if such Bank shall have delivered to the Company a Form 4224 in respect of such Lending Office pursuant to Section 3.1(f)(i)(A), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office after the date of delivery of such Form 4224; or (iii) if the Bank shall have delivered to the Company a Form 1001 in respect of such Lending Office pursuant to Section 3.1(f)(i)(B), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office after the date of delivery of such Form 1001.

         (h) If, at any time, the Company requests any Bank to deliver any forms or other documentation pursuant to Section 3.1(f)(iv), then the Company shall, on demand of such Bank through the Administrative Agent, reimburse such Bank for any costs and expenses (including expenses of outside legal counsel and the allocated costs of in-house counsel) reasonably incurred by such Bank in the preparation or delivery of such forms or other documentation.

         (i) If the Company is required to pay additional amounts to any Bank or the Administrative Agent pursuant to Section 3.1(d), then such Bank shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

         (j) The agreements and obligations of the Company contained in this
Section 3.1 shall survive the payment in full of all other Obligations.

         3.2 Payments by the Company.

         (a) All payments of principal, interest and fees hereunder shall be made without set-off, recoupment or counterclaim, and shall be in the same day funds and delivered to the Administrative Agent for credit to:

             Bank of America National Trust
             and Savings Association
             ABA No. 121-000-358
             Bancontrol Account No. 12331-15429
             Reference:  ONEOK, Inc.
             1850 Gateway Boulevard
             Concord, California 94520

for the account of the Banks not later than 10:00 A.M. (San Francisco time) on the date due; funds received by the Administrative Agent after that time shall be deemed to have been paid by the Company on the next succeeding Business Day and all applicable interest or fees shall continue to accrue.

         (b) Except as otherwise provided in Section 2.4(c) with respect to the Company reimbursing drawings under Letters of Credit, unless the Company has notified the Administrative Agent prior to the date any payment to be made by it is due, that it does not intend to remit such payment, Administrative Agent may, in its discretion, assume that the Company has timely remitted such payment and may, in its discretion and in reliance thereon, make available such payment to the Person entitled thereto. If such payment was not in fact remitted to Administrative Agent in immediately available funds, then each Bank shall forthwith on demand repay to Administrative Agent the amount of such assumed payment made available to such Bank, together with interest thereon in respect of each day from and including the date such amount was made available by Administrative Agent to such Bank to the date such amount is repaid to Administrative Agent at the Federal Funds Rate.

         3.3 Payments on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of the interest hereunder; provided that, in the event that the day on which payment relating to a Offshore Rate Loan is due is not a Business Day but is a day of the month after which no further Business Day occurs in that month, then the due date thereof shall be the next preceding Business Day and such shortening of time shall be excluded in the computation of the payment of the interest hereunder.

         3.4 Illegality.

         (a) If any Bank shall determine that the introduction of any Requirement of Law or any change in or in the interpretation or administration thereof has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Administrative Agent, the obligation of the Bank to make Offshore Rate Loans shall be suspended until the Bank shall have notified the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exists.

         (b) If a Bank shall determine that it is unlawful to maintain any Offshore Rate Loan, the Company shall prepay in full all Offshore Rate Loans of the Bank then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or promptly, if the Bank may not lawfully continue to maintain such Offshore Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 3.6.

         (c) If the Company is required to prepay any Offshore Rate Loans immediately as provided in Section 3.4(b), then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

         (d) Before giving any notice to the Administrative Agent pursuant to this Section 3.4, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

         3.5 Increased Costs and Reduction of Return.

         (a) If any Bank shall determine that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Company shall be liable for, and shall from time to time, upon demand therefor by such Bank (with a copy of such demand to the Administrative Agent), pay to such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

         (b) If any Bank shall have determined that the introduction of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by the Bank (or its Lending Office) or any corporation controlling the Bank, with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or other authority, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its obligation under this Agreement, then, upon demand of such Bank, the Company shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

         3.6 Funding Losses. The Company agrees to reimburse each Bank and to hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of: (a) the failure of the Company to make any payment or prepayment of principal of any Offshore Rate Loan (including payments made after any acceleration thereof); (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation; (c) the failure of the Company to make any prepayment after the Company has given a notice in accordance with Section 2.11; or (d) the prepayment of an Offshore Rate Loan on a day which is not the last day of the Interest Period with respect thereto; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive the payment in full of all other Obligations.

         3.7 Inability to Determine Rates. If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for ascertaining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or if the Requisite Banks advise the Administrative Agent that the Offshore Rate applicable for any requested Interest Period does not adequately and fairly reflect the cost to such Banks of funding an Offshore Rate Loan, the Administrative Agent shall forthwith give notice of such determination to the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Administrative Agent upon the instruction of the Requisite Banks revokes such notice in writing. Upon receipt of such notice, the

Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such notice with respect to Loans, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

         3.8 Payments by Banks. Unless the Administrative Agent shall have received notice from a Bank at least one Business Day prior to the date of any proposed Borrowing (or, with respect to Borrowings comprised of Base Rate Loans, prior to the Administrative Agent funding such Borrowing on such Borrowing Date) that such Bank will not make available to the Administrative Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Loan, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent and the Administrative Agent in such circumstances has made available to the Company such amount, that Bank shall within two Business Days following the date of such Borrowing make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A certificate of the Administrative Agent submitted to any Bank with respect to amounts owing under this Section 3.8 shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent within two Business Days following the date of such Borrowing, the Administrative Agent shall notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to such Loan.

               Section 4. CONDITIONS TO EFFECTIVENESS OF AGREEMENT
                            AND EXTENSIONS OF CREDIT.

         4.1 Conditions of Closing. The obligation of each Bank to make its first Extension of Credit hereunder is subject to condition that the Administrative Agent shall have received on or before the Closing Date (or the Effective Date, if Effective Date is specified below) all of the following, in form and substance satisfactory to the Administrative Agent, the Arranger and each Bank and their respective counsel and in sufficient copies for each Bank:

         (a) Credit Agreement and Notes. This Agreement executed by the Company and each of the Banks, and the Notes executed by the Company.

         (b) Resolutions; Incumbency.

             (i) Copies of the resolutions of the board of directors of the Company approving and authorizing the execution, delivery and performance by the Company of this Agreement, the other Loan Documents to be delivered hereunder and authorizing the borrowing of the Loans, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

             (ii) A certificate of the Secretary or Assistant Secretary of the Company, certifying the names and true signatures of the officers of the Company authorized to execute and deliver, as applicable, this Agreement, and all other Loan Documents to be delivered hereunder.

         (c) Articles of Incorporation; By-laws and Good Standing. Each of the following documents:

             (i) the articles or certificate of incorporation of the Company as in effect on the Closing Date, certified by the Secretary of State of the State of incorporation of the Company as of a recent date and by the Secretary or Assistant Secretary of the Company as of the Closing Date and the bylaws of the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and

             (ii) a good standing certificate for the Company from the Secretary of State of its state of incorporation and each state where the Company is qualified to do business as a foreign corporation as of a recent date.

         (d) Legal Opinion. Legal opinions dated as of the Closing Date, addressed to the Administrative Agent and the Banks, from Gable & Gotwals, counsel to the Company, in the form of Exhibit D attached hereto, and from Butler & Binion, L.L.P., special counsel to the Administrative Agent.

         (e) Payment of Fees. The Company shall have duly executed and delivered the fee letters referred to in Sections 2.12(a) and (e) and shall have paid all fees due and payable on the Closing Date arising under Section 2.12.

         (f) Certificate. A certificate signed by a Responsible Officer, dated as of the Effective Date, stating that: (i) the representations and warranties contained in Section 5 are true and correct on and as of such date, as though made on and as of such date; (ii) no Default or Event of Default exists on the Effective Date; and (iii) there has occurred since August 31, 1998, no Material Adverse Effect.

         (g) Termination of Existing Credit Facility. The Company shall have terminated the Existing Credit Facility on or before the Effective Date.

         (h) Other Documents. Such other approvals, opinions or documents as any Bank may reasonably request.

         4.2 Conditions to all Extensions of Credit. The obligation of each Bank to make, continue or convert any Extension of Credit hereunder (including its initial Loan) is subject to the satisfaction of the following conditions precedent on the relevant date:

         (a) Request for Extension of Credit. With respect to borrowings of Loans, the Administrative Agent shall have received a Request for Extension of Credit.

         (b) Notice of Conversion/Continuation. With respect to conversions or continuations of Loans, the Administrative Agent shall have received a Notice of Conversion/Continuation.

         (c) Continuation of Representations and Warranties. The representations and warranties made by the Company contained in Section 5 shall be true and correct on and as of the date of such Extension of Credit with the same effect as if made on and as of such date.

         (d) No Existing Default. No Default or Event of Default shall exist or shall result from such Extension of Credit.

Each Extension of Credit to the Company hereunder shall constitute a representation and warranty by the Company hereunder as of the date of each such Extension of Credit that the conditions in this Section 4.2 have been satisfied.

         4.3 Failure to Satisfy Conditions. If the Company shall fail to satisfy the conditions set forth in Section 4.1 on or before 3:00 p.m. (San Francisco time) on July 6, 1999, then, unless such condition(s) are waived by the Administrative Agent and the Requisite Banks, this Agreement and the Commitments of the Banks shall terminate automatically and be of no further force and effect, provided, however that any provision of this Agreement which is designated as surviving termination of this Agreement shall survive as provided therein; and provided further that the Administrative Agent, the Arranger and the Banks shall be entitled to retain all fees paid by the Company on the Closing Date.

         Section 5. REPRESENTATIONS AND WARRANTIES.

         The Company represents and warrants to the Administrative Agent and each Bank that:

         5.1 Corporate Existence and Power. The Company and each of its
Subsidiaries: (a) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization; (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver and perform its obligations under the Loan Documents; (c) is duly qualified as a foreign corporation or limited liability company, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and (d) is in material compliance with all Requirements of Law.

         5.2 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and by the Company and any Subsidiary Guarantor of any other Loan Document have been duly authorized by all necessary corporate, partnership or limited liability company action and do not and will not: (a) contravene the terms of the Company's or such Subsidiary Guarantor's certificate of incorporation or bylaws, or other organization document; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any indenture, agreement, lease, instrument, Contractual Obligation, injunction, order, decree or undertaking to which the Company or such Subsidiary Guarantor is a party; or (c) violate any material Requirement of Law.

         5.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery, performance or enforcement against the Company of the Agreement or against the Company or any Subsidiary Guarantor of any other Loan Document or any other instrument or agreement required hereunder or thereunder to be made by the Company or a Subsidiary Guarantor.

         5.4 Binding Effect. This Agreement and each other Loan Document to which the Company or a Subsidiary Guarantor is a party constitute the legal, valid and binding obligations of the Company or such Subsidiary Guarantor, as applicable, enforceable against the Company or such Subsidiary Guarantor, as applicable, in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         5.5 Litigation. Except as disclosed in the Company's Annual Report on Form 10-K for the year ending August 31, 1998 and in the Company's Quarterly Reports on Form 10-Q for the quarters ending November 30, 1998, February 28, 1999 and May 31, 1999, as filed with the Securities and Exchange Commission, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which: (a) purport to affect or pertain to this Agreement, or any Loan Document, or any of the transactions contemplated hereby or thereby; or (b) if determined adversely to the Company, or its Subsidiaries, might have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

         5.6 No Default. No Default or Event of Default exists or would result from the incurring of obligations by the Company under this Agreement or by the Company or any Subsidiary Guarantor under any other Loan Document. Neither the Company, nor any of its Subsidiaries, is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could have a reasonable likelihood of having a Material Adverse Effect.

         5.7 ERISA Compliance. Each of the Company and the ERISA Affiliates has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance with all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan.

         5.8 Use of Proceeds; Margin Regulations. The proceeds of the Loans shall be used solely for the purposes set forth in Section 2.14. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations U and X. Not more than 25% of the assets subject to the restrictions of Section
7.1 will at any time consist of Margin Stock. If reasonably requested by any Bank or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Bank a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

         5.9 Title to Properties. The Company and each of its Subsidiaries has good record and marketable title in fee simple to or valid leasehold interests in all its property, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. The property is free and clear of all Liens or rights of others, except Permitted Liens.

         5.10 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no Notice of Lien has been filed or recorded. There is no proposed tax assessment against the Company or any of its Subsidiaries which would, if the assessment were made, have a Material Adverse Effect.

         5.11 Financial Condition.

         (a) The audited consolidated financial statements of financial condition of the Company and its Subsidiaries dated August 31, 1998, and the unaudited consolidated financial statements of the Company and its Subsidiaries dated February 28, 1999, and in each case the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year ended on that date: (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) are complete, accurate and fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and (iii) show all material Indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof (including liabilities for taxes and material commitments).

         (b) Since August 31, 1998, there has been no Material Adverse Effect.

         5.12 Environmental Matters. The operations of the Company and each of its Subsidiaries comply in all material respects with all Environmental Laws. The Company and each of its Subsidiaries has obtained all material licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") necessary for its operations, and all such Environmental Permits are in good standing, and the Company and each of its Subsidiaries is in compliance with all terms and conditions of such Environmental Permits. There are no conditions or circumstances which may give rise to any Environmental Claim arising from the operations of the Company or its Subsidiaries, including Environmental Claims associated with any operations of the Company or its Subsidiaries with a potential liability in excess of $25,000,000 in the aggregate. Without limiting the generality of the foregoing, the Company and its Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA or any other Environmental Law.

         5.13 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiaries of the Company, is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

         5.14 No Burdensome Restrictions. Neither the Company, nor any of its Subsidiaries is a party to or bound by any Contractual Obligation or subject to any charter or corporate restriction or any Requirement of Law which could reasonably be expected to have a Material Adverse Effect.

         5.15 Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies or self-insured, in such amounts, with such deductibles and covering such risks as is customarily carried on by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

         5.16 Full Disclosure. None of the representations or warranties made by the Company or any of its Subsidiaries in the Loan Documents as of the date of such representations and warranties, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of the Company or any of its Subsidiaries in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

         5.17 Year 2000. The Company has developed and implemented a comprehensive, detailed program ("Year 2000 program") to address on a timely basis the "Year 2000 problem" (that is, the risk that computer applications used by the Company and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) and reasonably anticipates that it will on a timely basis successfully resolve the Year 2000 problem for all material computer applications used by it and its Subsidiaries. The Company, on the basis of inquiry made, believes that each supplier, vendor and customer of the Company that is of material importance to the financial well-being of the Company will also successfully resolve on a timely basis the Year 2000 problem for all of its material computer applications.

         Section 6. AFFIRMATIVE COVENANTS.

         The Company covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan or other amount payable hereunder shall remain unpaid, or any Letter of Credit shall remain outstanding, unless the Requisite Banks waive compliance in writing:

         6.1 Financial Statements. The Company shall deliver to the Administrative Agent in form and detail satisfactory to the Administrative Agent, with copies for each Bank:

         (a) as soon as available, but not later than 120 days after the end of each fiscal year of the Company, a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, together with the Company's annual stockholders' report; and

         (b) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each year a copy of the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, together with the Company's interim stockholders' report.

         6.2 Certificates; Other Information. The Company shall furnish to the Administrative Agent with sufficient copies for each Bank:

         (a) concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b) above, a certificate (a "Compliance Certificate") of a Responsible Officer (i) stating that, to the best of such officer's knowledge, the Company, during such period, has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (ii) showing in detail the calculations supporting such statement in respect of Section 7.5;

         (b) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission; and

         (c) from time to time such additional information regarding the financial position or business of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as the Administrative Agent, at the request of any Bank, may reasonably request.

         6.3 Notices. The Company shall promptly notify the Administrative Agent and each Bank:

         (a) of the occurrence of any Default or Event of Default and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default and the action which the Company is taking or proposes to take with respect thereto;

         (b) of any (i) breach or non-performance of, or any default under any Contractual Obligation of the Company or any of its Subsidiaries which could result in a Material Adverse Effect; or (ii) dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority which could result in a Material Adverse Effect;

         (c) of the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary (i) in which the amount of damages claimed is $25,000,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, could have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document or the operations of the Company or any of its Subsidiaries;

         (d) upon, but in no event later than ten days after, a Responsible Officer becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company or any Subsidiary or any of their properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Company or any Subsidiary that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws which, in the case of each of clauses (i),
(ii) and (iii) could have a Material Adverse Effect;

         (e) as soon as possible, and in any event within ten days after a Responsible Officer knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, which the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

             (i) any Reportable Event with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

             (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

             (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

             (iv) the complete or partial withdrawal by the Company or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to
     Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and

             (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce
     Section 515 of ERISA, which proceeding is not dismissed within 30 days, or an action is taken by any such fiduciary under Section 4219(c)(5) of ERISA; and

         (f) promptly upon a Responsible Officer becoming aware of any Material Adverse Effect, notice thereof.

         Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

         6.4 Preservation of Corporate Existence, Etc. The Company shall and cause each of its Subsidiaries to: (a) preserve and maintain in full force and effect its corporate, partnership or limited liability company existence and good standing under the laws of its State or jurisdiction of incorporation or organization (except for mergers permitted by Section 7.2); (b) preserve and maintain in full force and effect all material rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business (measured on a consolidated basis) except in connection with transactions permitted by Section 7.2; (c) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having business relations with it; and (d) preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which could have a Material Adverse Effect.

         6.5 Maintenance of Property. The Company shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted. The Company shall use the standard of care typical in the industry in the operation of its facilities.

         6.6 Insurance. The Company shall self-insure or maintain, and shall cause each Subsidiary to self-insure or to maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including workers' compensation insurance, public liability and property and casualty insurance.

         6.7 Payment of Obligations. The Company shall, and shall cause its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including: (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; (b) all lawful claims which, if unpaid, might by law become a Lien upon its property; and (c) all Indebtedness as and when due and payable.

         6.8 Compliance with Laws. The Company shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

         6.9 Inspection of Property and Books and Records. The Company shall maintain and shall cause each of its Subsidiaries to maintain, proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiaries. The Company will permit, and will cause each of its subsidiaries to permit, representatives of the Administrative Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers employees and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Administrative Agent or any Bank may visit and inspect at the expense of the Company such properties at any time during business hours and without advance notice.

         6.10 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

         6.11 Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws, except to the extent that noncompliance could not reasonably be expected to have a Material Adverse Effect.

         6.12 Year 2000. The Company will take and will cause each of its Subsidiaries to take all such actions as are reasonably necessary to successfully implement the Year 2000 program and to assure that Year 2000 problems will not have a Material Adverse Effect. At the request of the Administrative Agent, or any Bank, the Company will provide a description of the Year 2000 program, together with any updates or progress reports with respect thereto.

         6.13 Subsidiary Guarantees.

         (a) In the event that the Company uses proceeds of Loan(s) to make Investment(s) in any Subsidiary in an aggregate cumulative amount from and after the Effective Date of $350,000,000 or more, then the Company shall notify the Administrative Agent and the Company shall cause such Subsidiary to deliver to the Administrative Agent a Guaranty Agreement in the form attached hereto as Exhibit F. Such notice and such Guaranty Agreement shall be delivered no later than ten Business Days after the date that the Company's use of cash proceeds of Loan(s) to make such Investment(s) in such Subsidiary equals or exceeds said amount.

         (b) The Company shall cause to be delivered to the Administrative Agent, together with said Guaranty Agreement, the following, in form and substance satisfactory to the Administrative Agent and the Requisite Banks: (a) copies of resolutions of the board of directors of such Subsidiary approving and authorizing the execution, delivery and performance by the Subsidiary of said Guaranty Agreement, certified as of the date of the Guaranty Agreement by the Secretary or an Assistant Secretary of such Subsidiary, (b) a certificate of the Secretary or Assistant Secretary of such Subsidiary, certifying the names and true signatures of the officers of the Subsidiary authorized to execute and deliver such Guaranty Agreement, and (c) a legal opinion from counsel to such Subsidiary covering substantially the same matters with respect to such Subsidiary as covered in, and in substantially the same form as, the legal opinion delivered with respect to the Company on the Closing Date.

         6.14 Further Assurances. The Company shall execute and deliver all such further instruments, and perform such other acts, as Administrative Agent or Requisite Banks may determine are reasonably necessary to effectuate the intent of the Loan Documents.

         Section 7. NEGATIVE COVENANTS.

         The Company hereby covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan or other amount payable hereunder shall remain unpaid, unless the Requisite Banks waive compliance in writing:

         7.1 Limitation on Liens. The Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or offer or agree to do so, other than the following ("Permitted Liens"):

         (a) Liens created under this Agreement;

         (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings;

         (c) Liens (other than any Lien imposed by ERISA) on the property of the Company or any of its Subsidiaries incurred, or pledges or deposits required, in connection with workmen's compensation, unemployment insurance and other social security legislation;

         (d) Liens securing taxes that remain payable without penalty or which are being contested in good faith by appropriate proceedings where collection thereof is stayed; provided that the Company has set aside on its books reserves with respect to such taxes (segregated to the extent required by GAAP) deemed by it to be adequate;

         (e) Purchase money security interests on any property acquired or held by the Company in the ordinary course of business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that any such Lien attaches to such property concurrently with or within 90 days after the acquisition thereof and provided that the principal amount of the Indebtedness secured by any such purchase money security interests shall not in the aggregate exceed 2.5% of the Consolidated Capitalization of the Company and its Subsidiaries;

         (f) Any right which any municipal or governmental body or agency may have by virtue of any franchise, license, contract or status to purchase or designate a purchaser of, or order the sale of, any property of the Company upon payment of reasonable compensation therefor or to terminate any franchise, license or other rights or to regulate the property and business of the Company;

         (g) Any liens, neither assumed by the Company nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by the Company for sub-station, measuring station, regulating station, gas purification station, compressor station, transmission line, distribution line or right-of-way purposes;

         (h) Easements or reservations in any property of the Company for the purpose of roads, pipe lines, gas transmission and distribution lines, electric light and power transmission and distribution lines, water mains and other like purposes, and zoning ordinances, regulations and restrictions which do not impair the use of such property in the operation of the business of the Company; and

         (i) Liens not otherwise permitted by this Section 7.1 if at the time of, and after giving effect to, the creation or assumption of any such Lien, the aggregate of all obligations of the Company secured by any Liens not otherwise permitted hereby does not exceed 5% of the Consolidated Capitalization of the Company and its Subsidiaries.

         7.2 Merger and Sale of Assets. The Company shall not, nor shall it permit any of its Subsidiaries to, consolidate with or merge into any other corporation or entity, or convey, transfer or lease its properties and assets substantially as an entirety (measured on a consolidated basis) to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company, except that the Company may consolidate or merge with another corporation or entity, and a Person may consolidate with or merge into the Company, provided that:

         (a) after giving effect to any interim merger(s) consummated pursuant to the terms of the merger agreement in a transaction or series of transactions occurring substantially simultaneously with the merger with the Company, the Company shall be the ultimate surviving entity and shall be after the merger a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

         (b) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default or Default shall have happened and be continuing; and

         (c) the Company has delivered to the Administrative Agent a certificate signed by a Responsible Officer and an opinion of counsel, each stating that such consolidation or merger complies with this Section 7.2 and that all conditions precedent herein provided for relating to such transaction have been complied with, and such certificate shall additionally state that, in the opinion of the board of directors of the Company, the transaction is in the interest of the Company and not disadvantageous to the Administrative Agent and the Banks, provided, however, the foregoing shall not be deemed to restrict or preclude the merger or consolidation of any Subsidiary with or into the Company or any other Subsidiary, or the conveyance, transfer or lease of the properties and assets of any Subsidiary substantially as an entirety (measured on a consolidated basis) to any other Subsidiary, if the requirements of subsection 7.2(a) and (b) shall have been met, and a certificate signed by a Responsible Officer and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with this Section 7.2 and that all conditions precedent herein provided for relating to such transaction have been complied with, shall have been delivered to the Administrative Agent in sufficient copies for each Bank, provided, further, that the Company shall not convey or transfer any assets to a Subsidiary for the purpose of improving the credit position of such Subsidiary in order to enable it to borrow money.

         7.3 Acquisitions, Loans and Investments. The Company shall not, directly or indirectly, purchase or acquire, or permit any of its Subsidiaries to purchase or acquire (including an acquisition by merger), or make any commitment therefor, any capital stock, equity interest, assets, obligations or other securities of or any interest in, any Person, or make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including, without limitation, any Affiliates of the Company (an "Investment" or "Investments"), except for:

         (a) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

         (b) advances, loans or other extensions of credit by the Company to any of its wholly-owned Subsidiaries or by any of its wholly-owned Subsidiaries to another of its wholly-owned Subsidiaries of the Company in the ordinary course of business;

         (c) purchases of, or investments in, the capital stock, equity interest, assets, obligations or other securities of, or interest in, Subsidiaries, joint ventures or other Persons, in each case which are engaged principally in the business of the purchasing, gathering, compression, transportation, distribution, marketing, or storage of natural gas and compressed natural gas, the exploration or production of natural gas or oil or the processing of natural gas liquids, the underground piping of natural gas distribution systems, or other natural gas-related businesses; provided that such purchases or investments are not opposed by the board of directors or management of such Person; and

         (d) Transactions not otherwise permitted by this Section 7.3 if at the time of, and after giving effect to, such extensions of credit and investments, the aggregate book value of all such extensions of credit and investments not otherwise permitted hereby does not exceed $25,000,000 in the aggregate.

         7.4 Compliance with ERISA. The Company shall not directly or indirectly and shall not permit any ERISA Affiliate directly or indirectly (i) to terminate, any Plan subject to Title IV of ERISA so as to result in any material (in the opinion of the

Requisite Banks) liability to the Company or any ERISA Affiliate, (ii) to permit to exist any ERISA Event or any other event or condition, which presents the risk of a material (in the opinion of the Requisite Banks) liability of the Company or any ERISA Affiliate, (iii) to make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material (in the opinion of the Requisite Banks) liability to the Company or any ERISA Affiliate, (iv) to enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder except in the ordinary course of business consistent with past practice which could result in any material (in the opinion of the Requisite Banks) liability to the Company or any ERISA Affiliate, or (v) permit the present value of all nonforfeitable accrued benefits under each Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) materially (in the opinion of the Requisite Banks) to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan.

         7.5 Restricted Payments. The Company covenants that it will not (a) declare or pay any dividend (other than dividends payable in common stock of the Company) or make any other distribution on any shares of capital stock of the Company of any class or (b) purchase, redeem or otherwise acquire or retire for value, either directly or indirectly (other than in exchange for or from the proceeds of other shares of capital stock of the Company), any shares of capital stock of the Company of any class, if the aggregate amount so declared, paid, distributed or expended after August 31, 1998 would exceed the aggregate amount of the consolidated net income of the Company and its Subsidiaries accumulated after August 31, 1998 plus $125,000,000; provided, however, that the Company may declare or pay dividends or make other distributions on any class or series of preferred stock of the Company and may purchase or retire for a consideration any shares thereof to the extent required to comply with any sinking or purchase fund established therefor, but all amounts so declared, paid, distributed or expended shall be included in all subsequent computations pursuant to this
Section 7.5. The term "stock" as used in this Section 7.5 shall include warrants, rights and options to purchase stock.

         7.6 Limitation on Senior Funded Indebtedness. The Company shall not create, make, incur, assume, issue or guarantee, directly or indirectly, any Senior Funded Indebtedness unless the Consolidated Net Tangible Assets of the Company shall be at least equal to 150% of Consolidated Senior Funded Indebtedness, after giving effect to the receipt and application of the proceeds of any such Senior Funded Indebtedness proposed to be created, made, incurred, assumed, issued or guaranteed, all as shown by the consolidated balance sheet of the Company and its Subsidiaries as of a date not more than 90 days prior to the proposed transaction (but giving effect thereto), prepared as hereinafter provided. Said balance sheet shall be prepared by the Company on the basis of the latest available consolidated balance sheet of the Company and its Subsidiaries certified by a firm of certified or public accountants of recognized national standing (which shall be as of a date not more than twelve months prior to the date of such consolidated balance sheet), adjusted to reflect the proposed transaction on a pro forma basis as well as to reflect transactions which shall have occurred between the date of said certified balance sheet and the date of said balance sheet.

         7.7 Change in Business. The Company shall not, and shall not permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by it on the date hereof.

         7.8 Transactions with Affiliates. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction of any kind with any Affiliate of the Company other than arm's-length transactions with Affiliates that are otherwise permitted hereunder.

         Section 8. EVENTS OF DEFAULT.

         8.1 Events of Default. Any of the following events shall constitute an "Event of Default":

         (a) The Company fails to pay any amount of principal of any Extension of Credit when due, or fails to pay any interest, fees or any other amount payable hereunder or pursuant to any other Loan Document within five days of when due; or

         (b) Any representation or warranty by the Company or any of its Subsidiaries herein, in any Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under this Agreement, or in or under any Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

         (c) The Company fails to perform or observe any term, covenant or agreement contained in Section 6.3(a), 6.3(f), 6.9, or 7; or

         (d) The Company fails to perform or observe any other term or covenant contained in this Agreement or in any Loan Document (other than those covered by Section 8.1(a) or 8.1(c) above) for 15 days after written notice thereof has been given to the Company by the Administrative Agent at the request of any Bank; or

         (e) The Company or any of its Subsidiaries (i) fails to make any payment in respect of any Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $25,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) or fails to make any payment in respect of net obligations under swap contracts or other derivative instruments ("swap contracts") of more than $25,000,000 in the aggregate when due, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or swap contracts, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries), or counterparty to such swap contracts, to cause such Indebtedness or obligation to be declared to be due and payable prior to its stated maturity, or any contingent obligation to become payable or cash collateral in respect thereof to be demanded; or

         (f) The Company or any of its Subsidiaries (i) becomes insolvent or generally fails to pay, or admit in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course substantially as it is conducted on the Closing Date; (iii) commences any Insolvency Proceeding or files any petition or answer in any Insolvency Proceeding; (iv) acquiesces in the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or effects a plan or other arrangement with its creditors; (v) admits the material allegations of a petition filed against it in any Insolvency Proceeding, or (vi) takes any action to effectuate any of the foregoing; or

         (g) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any of its Subsidiaries' assets and any such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; or

         (h) An event or condition specified in Section 7.4 shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Requisite Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) which is in the determination of the Requisite Banks, material in relation to the consolidated financial position of the Company and the Consolidated Subsidiaries; or

         (i) A judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 10 days; or any non-monetary judgment, order or decree shall be rendered against the Company or any of its Subsidiaries which does or could be expected to have a Material Adverse Effect, and either (i) enforcement proceedings shall have been commenced by any Person upon such judgment or order or (ii) there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (j) A Material Adverse Effect shall occur; or

         (k) A Change of Control shall occur; or

         (l) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all Banks or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or Borrower or any Subsidiary Guarantor denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or any Subsidiary Guarantor fails to perform or observe any term or covenant contained in the Subsidiary Guaranty executed by it.

         8.2 Remedies. Without limiting any other rights or remedies of the Administrative Agent or the Banks provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable law, or in equity, or otherwise:

         (a) the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 8.1(f) or (g): (i) the Requisite Banks may request Administrative Agent to, and Administrative Agent thereupon shall, terminate the Commitments and/or declare all or any part of the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, notice of intention to accelerate, notice of acceleration, demand or further notice of any kind, all of which are expressly waived by the Company; and (ii) Issuing Bank may, with the approval of Administrative Agent on behalf of the Requisite Banks, demand immediate payment by the Company of an amount equal to the aggregate amount of all outstanding Letters of Credit Usage to be held in a Letter of Credit Cash Collateral Account.

         (b) Upon the occurrence of any Event of Default described in Section 8.1(f) or (g): (i) the Commitments and all other obligations of Administrative Agent, the Issuing Bank or the Banks shall automatically terminate without notice to or demand upon the Company, which are expressly waived by the Company;
(ii) the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, notice of intention to accelerate, notice of acceleration, demand or further notice of any kind, all of which are expressly waived by the Company; and (iii) an amount equal to one hundred and two percent (102%) of the aggregate amount of all outstanding Letters of Credit Usage shall be immediately due and payable to Issuing Bank without notice to or demand upon the Company, which are expressly waived by the Company, to be held in a Letter of Credit Cash Collateral Account.

         8.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement.

         Section 9. THE ADMINISTRATIVE AGENT.

         9.1 Appointment and Authorization.

         (a) Each Bank hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         (b) Issuing Bank shall act on behalf of Banks with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Requisite Banks to act for such Issuing Bank with respect thereto; provided, however, that Issuing Bank shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 9 with respect to any acts taken or omissions suffered by Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "the Administrative Agent" as used in this
Section 9 included Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to Issuing Bank.

         9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through administrative agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any administrative agent or attorney-in-fact that it selects with reasonable care.

         9.3 Liability of Administrative Agent. None of the Administrative Agent, its Affiliates, or any of their respective officers, directors, employees, administrative agents, or attorneys-in-fact (collectively, the "Agent-Related Persons") shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement (except for its own gross negligence or willful misconduct) or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary of the Company or any officer thereof contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of its Subsidiaries.

         9.4 Reliance by Administrative Agent.

         (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopy, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Requisite Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Requisite Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

         (b) For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.2, each Bank shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from the Bank prior to the initial Extension of Credit specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Administrative Agent to that effect or the Bank shall not have made available to the Administrative Agent the Bank's ratable portion of such Extension of Credit.

         9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees payable to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Requisite Banks; provided, however, that unless and until the Administrative Agent shall have received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

         9.6 Credit Decision. Each Bank expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

         9.7 Indemnification. The Banks agree to indemnify the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), ratably according to the respective amounts of their outstanding Loans, or, if no Loans are outstanding, their Commitment, from and against any and all Indemnified Liabilities (including any such Indemnified Liabilities attributable to the ordinary, sole or contributory negligence of the Agent-Related Persons, but excluding any Indemnified Liabilities resulting solely from such Agent-Related Person's gross negligence or willful misconduct). Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent promptly upon demand for its ratable share of any costs or out-of-pocket expenses (including fees and expenses of counsel and the allocated cost of in-house counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertakings in this Section 9.7 shall survive payment of all other Obligations and the resignation of the Administrative Agent.

         9.8 Administrative Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of business with the Company and its Subsidiaries and Affiliates as though Bank of America were not the Administrative Agent hereunder and without notice to the Banks. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" shall include Bank of America in its individual capacity.

         9.9 Successor Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Requisite Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Company. If no successor Agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may, but shall not be obligated to, appoint after consulting with the Banks and the Company, a successor agent from among the Banks. At end of such 30 days' notice period any successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 and Sections
10.4 and 10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. Concurrently with giving a notice of resignation, the Administrative Agent may, in its sole discretion, require that all payments to be made between the Company and the Banks that were previously made to the Administrative Agent on behalf of the Company or the Banks, as applicable, shall thereafter be made directly between the Company and the Banks. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Requisite Banks appoint a successor agent as provided for above.

         9.10 Lead Arranger and Book Manager; Agents. No entity appearing on the cover hereof or named herein as a Syndication Agent, Documentation Agent, Co-Documentation Agent, Lead Arranger or Book Manager shall have any duties or responsibilities hereunder.

         Section 10. MISCELLANEOUS.

         10.1 Amendments and Waivers; Extension of Availability Period. (a) No amendment or waiver of any provision of this Agreement or any other Loan Document and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Requisite Banks (and the Company, as to any amendment), and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks (and the Company, as to any amendment) do any of the following: (a) increase the Commitment of any Bank or subject any Bank to any additional obligations; (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due hereunder or under any Loan Document; (c) reduce the principal of, or the rate of interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document; (d) change the Pro Rata Share of the Commitments or of the aggregate unpaid principal amount of the Loans or Letter of Credit Usage which shall be required for the Banks or any of them to take any action hereunder; or (e) amend this Section 10.1; provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Requisite Banks, affect the rights or duties of the Administrative Agent under this Agreement; provided further, that no amendment, waiver or consent shall, unless in writing and signed by Swing Line Bank in addition to the Requisite Banks or all the Banks, as the case may be, affect the rights or duties of Swing Line Bank under any Loan Document; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by Issuing Bank in addition to the Requisite Banks or all Banks, as the case may be, affect the rights or duties of Issuing Bank under any Loan Document relating to Letters of Credit.

         10.2 Notices. Except for telephonic notices expressly required or permitted by Sections 2.3 and 2.5, all notices, requests and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted or delivered, if to the Company to its address specified on Schedule 3 hereto; if to any Bank, to its Domestic Lending Office specified on Schedule 3 hereto; and if to the Administrative Agent, to its address specified on Schedule 3 hereto; or, as to the Company or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as to each other party at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent. All such notices and communications shall be effective when delivered for overnight delivery, delivered to the telegraph company, transmitted by telecopier and confirmed by telephone, transmitted by telex and confirmed by telex answerback or delivered to the cable company, as applicable, or if delivered, upon delivery, except that written and telephonic notices pursuant to Section 2 or 3 shall not be effective until received by the Administrative Agent.

         10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, any Bank or the Company, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         10.4 Costs and Expenses. The Company shall, whether or not the transactions contemplated hereby shall be consummated:

         (a) pay or reimburse the Administrative Agent and the Arranger on demand for all reasonable costs and expenses incurred in connection with the development, due diligence, preparation, syndication, delivery, administration and execution of, and any amendment, supplement, waiver or modification to, this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable costs and expenses of counsel to the Administrative Agent and the Arranger (and the reasonable allocated cost of internal counsel) with respect thereto;

         (b) pay or reimburse each Bank and the Administrative Agent on demand for all reasonable costs and expenses incurred by them in connection with the enforcement or preservation of any rights (including in connection with any "workout" or restructuring regarding the Loans) under this Agreement, any Loan Document, and any such other documents, including reasonable fees and out-of-pocket expenses of counsel (and the reasonable allocated cost of internal counsel) to the Administrative Agent and to each of the Banks; and

         (c) pay or reimburse the Administrative Agent on demand for all reasonable appraisal, audit, search and filing fees, incurred or sustained by the Administrative Agent in connection with the matters referred to under paragraphs (a) and (b) above.

         10.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

         10.6 Assignments, Participations etc.

         (a) Any Bank may, with the written consent of the Administrative Agent and the Company (provided, however that no consent of the Company shall be required during the existence of an Event of Default), which consent shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees and, with notice to the Administrative Agent, but without the consent of the Administrative Agent, may assign to any of its wholly-owned bank Affiliates (each an "Assignee") all or any part of the Loans or the Commitment or any other rights or obligations of such Bank hereunder in a minimum amount equal to the lesser of (i) such Bank's Commitment and (ii)

$10,000,000; provided, however, that the Commitment of any Bank after giving effect to any assignment shall not be less than $10,000,000; provided, further, that the Company and the Administrative Agent may continue to deal solely and directly with such Bank in connection with the interests so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Administrative Agent by such Bank and the Assignee and (ii) such Bank and its Assignee shall have delivered to the Company and the Administrative Agent a Notice of Commitment Assignment Notice and Acceptance substantially in the form of Exhibit E ("Notice of Assignment and Acceptance"); and (iii) the processing fees of $3,500 shall have been paid to the Administrative Agent in connection with such assignment (including, but not limited to, an assignment by a Bank to another Bank or an Affiliate). Any Bank may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         (b) From and after the date that the Administrative Agent notifies the assignor Bank and the Assignee that it has received the Notice of Assignment and Acceptance, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Notice of Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Notice of Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents. The Commitment allocated to each Assignee shall reduce the Commitment of the assigning Bank pro tanto.

         (c) Any Bank may at any time sell to one or more banks or other entities (a "Participant"), participating interests in any Loans, the Commitment of that Bank or any other interest of that Bank hereunder; provided, however, that (i) the Bank's obligations under this Agreement shall remain unchanged,
(ii) the Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Administrative Agent shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement, and (iv) no Bank shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to this Agreement except to the extent such amendment, consent or waiver would require unanimous consent as described in the first proviso to Section 10.1. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation, except that if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

         (d) Any Bank may at any time pledge its Note or any other instrument evidencing its rights as a Bank under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Bank from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Bank hereunder absent foreclosure of such pledge.

         (e) Each Bank agrees (1) to maintain the confidentiality of all non-public "forward-looking" or forecasting financial information provided to it by the Company or any Subsidiary of the Company or by the Administrative Agent on such Company's or Subsidiary's behalf in connection with this Agreement and not to distribute such information except to its employees on a "need to know basis", and (2) to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all other non-public information provided to it by the Company or any Subsidiary of the Company or by the Administrative Agent on such Company's or Subsidiary's behalf in connection with this Agreement and neither it nor any of its Affiliates shall use any such information described in the foregoing clauses (1) or (2) for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement, except to the extent such information described in the foregoing clauses (1) or (2) (i) was or becomes generally available to the public other than as a result of a disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, further, however, that any Bank may disclose such information (A) at the request of any Bank regulatory authority or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable law; (D) at the express direction of any other agency of any State of the United States of America or of any other jurisdiction in which such Bank conducts its business; and (E) to such Bank's independent auditors and other professional advisors who have agreed to keep such information confidential. Notwithstanding the foregoing, the Company authorizes each Bank to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee such financial and other information in such Bank's possession concerning the Company or its Subsidiaries which has been delivered to the Banks pursuant to this Agreement or which has been delivered to the Banks by the Company in connection with the Banks' credit evaluation of the Company prior to entering into this Agreement; provided that such Transferee agrees in writing to such Bank to keep such information confidential to the same extent required of the Banks hereunder.

         10.7 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Company against any and all Obligations of the Company now or hereafter existing under this Agreement or any other Loan Document and any Loan held by such Bank irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this
Section 10.7 are in addition to the other rights and remedies (including without limitation, other rights of set-off) which the Bank may have.

         10.8 Sharing of Payments, Etc. If, other than as provided in Section 3.1, 3.5 or 3.6, any Bank shall obtain on account of the Obligations owed to it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise)

(a) in excess of its Pro Rata Share of payments on account of the Obligations owed to all the Banks, such Bank shall forthwith (i) notify the Administrative Agent of such fact (and the Administrative Agent will promptly notify the other Banks), and (ii) purchase from the other Banks such participations in the Obligations held by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid thereto together with an amount equal to such paying Bank's ratable share (according to the proportion of (A) the amount of such paying Bank's required repayment to (B) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 10.8 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.7) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Administrative Agent shall keep records (which shall be conclusive and binding in the absence of manifest error), of participations purchased pursuant to this Section 10.8 and shall in each case notify the Banks following any such purchases.

         10.9 Indemnity. Whether or not the transactions contemplated hereby shall be consummated:

         (a) General Indemnity. The Company shall pay, indemnify, and hold each Bank, the Arranger, the Administrative Agent and each of their respective Affiliates, officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including the reasonable costs and expenses of counsel to each Indemnified Person (and the reasonable allocated cost of internal counsel)) of any kind or nature whatsoever in connection with or arising out of or as a result of this Agreement or any other Loan Document or the Company's use of any Loan, or any investigation, litigation or proceeding related thereto, whether or not the Administrative Agent or such Bank is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), INCLUDING ANY INDEMNIFIED LIABILITIES ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNIFIED PERSON; provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

         (b) Survival; Defense. The obligations in this Section 10.9 shall survive payment of all other Obligations. At the election of any Indemnified Person, the Company shall defend such Indemnified Person using legal counsel reasonably satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Company, and the Banks and the Administrative Agent shall cooperate with the reasonable requests of such counsel. All amounts owing under this Section 10.9 shall be paid within 30 days after demand.

         10.10 Marshalling; Payments Set Aside. Neither the Administrative Agent nor the Banks shall be under any obligation to marshall any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Administrative Agent or the Banks, or the Administrative Agent or the Banks enforce their Liens or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

         10.11 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Administrative Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of its Offshore Lending Office and its Domestic Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

         10.12 Maximum Rate. It is the intention of the parties hereto to comply strictly with applicable usury laws, if any; accordingly, notwithstanding any provision to the contrary contained herein or in any fee letter or other Loan Document or any other document otherwise relating hereto, in no event shall this Agreement or any Note or such documents require or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is called for, contracted for, charged, taken, reserved, or received in connection with any Loan or in any fee letter or other Loan Document, or in any communication by the Administrative Agent, any Bank or any other person to the Company or any other person, or in the event all or part of the principal or interest of any Loan shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under this Agreement or any Note shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) neither the Company nor any other person or entity now or hereafter liable for the payment of any Loan shall be obligated to pay the amount of such interest to the extent such interest is in excess of the maximum amount of interest permitted by applicable usury laws, (iii) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance of the Loans or, if the Loans have been or would be paid in full by such credit, refunded to the Company, and (iv) the provisions of this Agreement, the Notes and the other Loan Documents, and any communication to the Company, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, collected, taken, reserved, or received in connection herewith which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the

Loans, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, collected, reserved, or received. The terms of this paragraph shall be deemed to be incorporated in every Loan Document and communication relating to this Agreement, the Loans and the Notes.

     To the extent that, notwithstanding the choice of law of the parties made herein, the interest rate laws of the State of Texas are applicable to the Loans, the applicable interest rate ceiling is the weekly ceiling (formerly the indicated rate ceiling) determined in accordance with Tex. Rev. Civ. Stat., Title 79, Article 5069-1D.003, also codified at Texas Finance Code, Section
303.301 (formerly Article 5069-1.04 (a)(1)), and, to the extent that this Agreement is deemed an open end account as such term is defined in Tex. Rev. Civ. Stat., Title 79, Article 5069-1B.002(14), also codified at Texas Finance Code Section 301.001(3) (formerly Article 5069-1.01(f)), the Banks retain the right to modify the interest rate in accordance with applicable law.

     The parties agree that Texas Finance Code, Chapter 346 (formerly Tex. Rev. Civ. Stat., Title 79, Chapter 15), which regulates certain revolving loan accounts and revolving triparty accounts, shall not apply to any revolving loan accounts created under this Agreement or the Notes or maintained in connection therewith.

         10.13 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

         10.14 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of the Company, Administrative Agent and Banks in connection with the Loans, and is made for the sole benefit of the Company, Administrative Agent and Banks, and Administrative Agent's and Banks' successors and assigns. Except as provided in Sections 10.4 and 10.9, no other Person shall have any rights of any nature hereunder or by reason hereof.

         10.15 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         10.16 Governing Law and Jurisdiction.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OF THAT STATE); PROVIDED HOWEVER, ANY ISSUE OR ISSUES RELATING TO THE AMOUNT OR RATE OF INTEREST THAT MAY BE LAWFULLY CONTRACTED FOR, CHARGED, TAKEN, RESERVED, OR RECEIVED HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA; PROVIDED FURTHER THAT THE ADMINISTRATIVE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF TEXAS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THOSE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SPECIFIED PURSUANT TO SECTION 10.2 HEREOF. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY TEXAS LAW.

         10.17 Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         10.18 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire Agreement and understanding among the Company, the Banks and the Administrative Agent and supersedes all prior or contemporaneous Agreements and understandings of such persons, verbal or written, relating to the subject matter hereof and thereof except for the fee letters referred to in Section 2.12 and any prior arrangements made with respect to the payment by the Company of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Administrative Agent or the Banks.

         10.19 Interpretation. This Agreement is the result of negotiations between and has been reviewed by counsel to the Administrative Agent, the Company and other parties, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Banks, the Administrative Agent or the Company merely because of the Administrative Agent's, the Banks' or the Company's involvement in the preparation of such documents and agreements.

         10.20 Survival. In the event that any Letter of Credit remains outstanding after the Maturity Date, then, notwithstanding the termination of the Commitments, the repayment of all outstanding Loans, and the collateralization of such Letters of Credit by means of one or more deposits to a Letter of Credit Cash Collateral Account, the provisions of this Agreement (other than Section 7) shall remain in force and effect for so long as any such Letter of Credit remains outstanding or any amount payable by or other obligation of the Company in respect of such Letter of Credit remains unpaid or unperformed. This Section 10.20 shall be cumulative with and in addition to any other provision of this Agreement providing for survival of any representation, warranty, covenant or undertaking of any party.

     THIS WRITTEN LOAN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.







                    [SIGNATURES BEGIN ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                     ONEOK, INC.


                                     By
                                       -----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


                                     BANK OF AMERICA NATIONAL TRUST
                                     AND SAVINGS ASSOCIATION,
                                     as Administrative Agent


                                     By
                                       -----------------------------------------
                                           Daryl G. Patterson
                                           Managing Director


                                     BANK OF AMERICA NATIONAL TRUST
                                     AND SAVINGS ASSOCIATION, as Issuing Bank,
                                     Swing Line Bank and a Bank


                                     By
                                       -----------------------------------------
                                           Daryl G. Patterson
                                           Managing Director



                [SIGNATURE PAGE TO ONEOK, INC. CREDIT AGREEMENT]

                                     THE FIRST NATIONAL BANK OF CHICAGO


                                     By
                                       -----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------







                [SIGNATURE PAGE TO ONEOK, INC. CREDIT AGREEMENT]

                                     FIRST UNION NATIONAL BANK, as
                                     Documentation Agent and as a Bank


                                     By
                                       -----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------







                [SIGNATURE PAGE TO ONEOK, INC. CREDIT AGREEMENT]

                                     SUNTRUST BANK, ATLANTA, as
                                     Co-Documentation Agent and as a Bank


                                     By
                                       -----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------







                [SIGNATURE PAGE TO ONEOK, INC. CREDIT AGREEMENT]

                                     BANK OF OKLAHOMA, N.A.


                                     By
                                       -----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------







                [SIGNATURE PAGE TO ONEOK, INC. CREDIT AGREEMENT]

                                     CITIBANK, N.A.


                                     By
                                       -----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------








                [SIGNATURE PAGE TO ONEOK, INC. CREDIT AGREEMENT]

                                     FLEET NATIONAL BANK


                                     By
                                       -----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------








                [SIGNATURE PAGE TO ONEOK, INC. CREDIT AGREEMENT]

                                     CHASE BANK OF TEXAS, NATIONAL ASSOCIATION


                                     By
                                       -----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------








                [SIGNATURE PAGE TO ONEOK, INC. CREDIT AGREEMENT]

                                     THE DAI-ICHI KANGYO BANK, LTD.


                                     By
                                       -----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------








                [SIGNATURE PAGE TO ONEOK, INC. CREDIT AGREEMENT]

                                     UMB BANK, N.A.


                                     By
                                       -----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------







                [SIGNATURE PAGE TO ONEOK, INC. CREDIT AGREEMENT]

                                     UNION BANK OF CALIFORNIA


                                     By
                                       -----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------








                [SIGNATURE PAGE TO ONEOK, INC. CREDIT AGREEMENT]

                                     WESTSTAR BANK


                                     By
                                       -----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


                [SIGNATURE PAGE TO ONEOK, INC. CREDIT AGREEMENT]

                                  SCHEDULE 1.1

                         COMMITMENTS AND PRO RATA SHARES


                                                                             PRO RATA
            BANK                           COMMITMENT                         SHARE
            ----                           ----------                         -----
Bank of America National Trust            $ 100,000,000                    16.6666666%
  and Savings Association

The First National Bank of
  Chicago                                    82,750,000                    13.7916667%

First Union National Bank                    82,750,000                    13.7916667%

SunTrust Bank, Atlanta                       75,000,000                    12.5000000%

Bank of Oklahoma, N.A.                       50,000,000                     8.3333333%

Citibank, N.A.                               50,000,000                     8.3333333%

Fleet National Bank                          50,000,000                     8.3333333%

Chase Bank of Texas, National
  Association                                30,000,000                     5.0000000%

The Dai-Ichi Kangyo Bank, Ltd.               25,000,000                     4.1666667%

UMB Bank, n.a.                               25,000,000                     4.1666667%

Union Bank of California                     25,000,000                     4.1666667%

WestStar Bank                                 4,500,000                     0.7500000%

                  Total                    $600,000,000                   100.0000000%


                             Schedule 1.1 - Page 1

                                   SCHEDULE 3

                     OFFSHORE AND DOMESTIC LENDING OFFICES,
                              ADDRESSES FOR NOTICES

COMPANY

ONEOK, Inc.
100 West Fifth Street
Tulsa, Oklahoma 74102-0871
Attn:  James C. Kneale
       Vice President and Chief Financial Officer
Phone: (918) 588-7914
Fax:   (918) 588-7960

ADMINISTRATIVE AGENT

Notices (other than Requests for Extensions of Credit):

Bank of America National Trust and
  Savings Association
Three Allen Center, Suite 4550
333 Clay Street
Houston, TX 77002-4103
Attn:  Daryl G. Patterson
       Managing Director
Phone: (713) 651-4950
Fax:   (713) 651-4808

Requests for Extensions of Credit:

Bank of America National Trust
  and Savings Association, as Administrative Agent
Agency Administrative Services, #5596
1850 Gateway Boulevard
Concord, California 94520
Attn:  Marti Monahan/Josie Flores
       Vice President/ATM
Phone: (925) 675-8395
Fax:   (925) 675-8500

With a copy to:

Bank of America National Trust
  And Savings Association
Three Allen Center Suite 4550
333 Clay Street
Houston, Texas 77002-4103
Attn:  Pamela K. Rodgers
       Assistant Vice President
Phone: (713) 651-4880
Fax:   (713) 651-4808


                              Schedule 3 - Page 1

BANK OF AMERICA NATIONAL
TRUST AND SAVINGS ASSOCIATION,
as a Bank, as Issuing Bank and as Swing Line Bank

Address of Domestic and Offshore Lending Office:

Bank of America National Trust and
  Savings Association
1850 Gateway Blvd., 3rd Floor
Concord, CA 94520-3282
Attn:  Lee Ann Denbow
       Assistant Vice President
Phone: (925) 675-7184
Fax:   (925) 675-7531

Address for Notices:

Bank of America National Trust and
  Savings Association
Three Allen Center, Suite 4550
333 Clay Street
Houston, TX 77002-4103
Attn:  Daryl G. Patterson
       Managing Director
Phone: (713) 651-4950
Fax:   (713) 651-4808

With a copy to:

Bank of America National Trust and
  Savings Association
1850 Gateway Blvd., 3rd Floor
Concord, CA 94520-3282
Attn:  Lee Ann Denbow
       Assistant Vice President
Phone: (925) 675-7184
Fax:   (925) 675-7531

THE FIRST NATIONAL BANK OF CHICAGO

Address of Domestic and Offshore Lending Office:

The First National Bank of Chicago
One First National Plaza
Suite 0363
Chicago, Illinois  60670
Attn:  Ms. Mary Lu Cramer
Tel:   (312) 732-7579
Fax:   (312) 732-3055


                              Schedule 3 - Page 2

Address for Notices:

The First National Bank of Chicago
One First National Plaza
Suite 0363
Chicago, Illinois  60670
Attn: Ms. Mary Lu Cramer
Tel:  (312) 732-7579
Fax:  (312) 732-3055

FIRST UNION NATIONAL BANK

Address for Domestic and Offshore Lending Office:

First Union National Bank
301 South College
Charlotte, North Carolina  28288-0735
Attn: Mr. Mitch Wilson
Tel:  (704) 383-5642
Fax:  (704) 383-7611

Address for Notices:

First Union National Bank
301 South College
Charlotte, North Carolina  28288-0735
Attn: Mr. Mitch Wilson
Tel:  (704) 383-5642
Fax:  (704) 383-7611

SUNTRUST BANK, ATLANTA

Address for Domestic and Offshore Lending Office:

SunTrust Bank, Atlanta
303 Peachtree St., NE, 3rd Floor
MC1929
Atlanta, Georgia  30308
Attn: Mr. Todd Davis
Tel:  (404) 658-4917
Fax:  (404) 827-6270

Address for Notices:

SunTrust Bank, Atlanta
303 Peachtree St., NE, 3rd Floor
MC1929
Atlanta, Georgia  30308
Attn: Mr. Todd Davis
Tel:  (404) 658-4917
Fax:  (404) 827-6270


                              Schedule 3 - Page 3

BANK OF OKLAHOMA, N.A.

Address of Domestic and Offshore Lending Office:

Bank of Oklahoma, N.A.
BOK Tower 8 South
One Williams Center
Tulsa, Oklahoma  74172
Attn: Ms. Pamela J. Been
Tel:  (918) 588-6077
Fax:  (918) 295-0400

Address for Notices:

Bank of Oklahoma, N.A.
BOK Tower 8 South
One Williams Center
Tulsa, Oklahoma  74172
Attn: Ms. Pamela J. Been
Tel:  (918) 588-6077
Fax:  (918) 295-0400

CITIBANK, N.A.

Address of Domestic and Offshore Lending Office:

Citibank, N.A.
399 Park Avenue
Floor 4, Zone 22
New York, New York  10043
Attn: Mr. Sandip Sen
Tel:  (212) 559-1275
Fax:  (212) 793-6130

Address for Notices:

Citibank, N.A.
399 Park Avenue
Floor 4, Zone 22
New York, New York  10043
Attn: Mr. Sandip Sen
Tel:  (212) 559-1275
Fax:  (212) 793-6130

FLEET NATIONAL BANK

Address of Domestic and Offshore Lending Office:

Fleet National Bank
Mail Stop:  MA OF D07J
One Federal Street
Boston, MA  02110
Attn: Mr. Robert D. Lanigan
Tel:  (617) 346-0576
Fax:  (617) 346-0580

Address for Notices:

Fleet National Bank
Mail Stop:  MA OF D07J
One Federal Street
Boston, MA  02110
Attn: Mr. Robert D. Lanigan
Tel:  (617) 346-0576
Fax:  (617) 346-0580


                              Schedule 3 - Page 4

CHASE BANK OF TEXAS, NATIONAL ASSOCIATION

Address of Domestic and Offshore Lending Office:

Chase Bank of Texas, National Association
712 Main Street
Houston, Texas  77002

Address for Notices:

Chase Bank of Texas, National Association
2200 Ross Ave., 3rd Floor
Dallas, Texas 75201
Attn: Ms. Donna German
Tel:  (214) 965-2540
Fax:  (214) 965-2389

THE DAI-ICHI KANGYO BANK, LTD.

Address of Domestic and Offshore Lending Office:

The Dai-Ichi Kangyo Bank, Ltd.
1 World Trade Center, Suite 4911
New York, New York  10048
Attn: Mr. Nicholas A. Fiore
Tel:  (212) 432-8784
Fax:  (212) 912-1879

Address for Notices:

The Dai-Ichi Kangyo Bank, Ltd.
1 World Trade Center, Suite 4911
New York, New York  10048
Attn: Mr. Nicholas A. Fiore
Tel:  (212) 432-8784
Fax:  (212) 912-1879


                              Schedule 3 - Page 5

UMB BANK, N.A.

Address of Domestic and Offshore Lending Office:

UMB Bank, n.a.
1010 Grand
Kansas City, Missouri  64106
Attn: David A. Proffitt
Tel:  (816) 860-7935
Fax:  (816) 860-7143

Address for Notices:

UMB Bank, n.a.
1010 Grand
Kansas City, Missouri  64106
Attn: David A. Proffitt
Tel:  (816) 860-7935
Fax:  (816) 860-7143

UNION BANK OF CALIFORNIA

Address of Domestic and Offshore Lending Office:

Union Bank of California, N.A.
Energy Capital Services
445 S. Figueroa Street, 15th Floor
Los Angeles, California 90071
Attn: Mr. Ross Slusser
Tel:  (213) 236-4124
Fax:  (213) 236-4096

Address for Notices:

Union Bank of California, N.A.
Energy Capital Services
445 S. Figueroa Street, 15th Floor
Los Angeles, California 90071
Attn: Mr. Ross Slusser
Tel:  (213) 236-4124
Fax:  (213) 236-4096

WESTSTAR BANK

Address of Domestic and Offshore Lending Office:

WestStar Bank
100 SE Frank Phillips
Bartlesville, Oklahoma  74003
Attn: Mr. Charles Baxter
Tel:  (918) 337-3226
Fax:  (918) 337-3506

Address for Notices:

WestStar Bank
100 SE Frank Phillips
Bartlesville, Oklahoma  74003
Attn: Mr. Charles Baxter
Tel:  (918) 337-3226
Fax:  (918) 337-3506


                              Schedule 3 - Page 6

                                                                       EXHIBIT A

                     FORM OF REQUEST FOR EXTENSION OF CREDIT

TO:      Bank of America National Trust
           and Savings Association, as Administrative Agent
         Agency Administrative Services, #5596
         1850 Gateway Boulevard
         Concord, California 94520
         Attention: Marti Monahan/Josie Flores
                    Vice President/ATM
         Telephone: (925) 675-8395
         Facsimile: (925) 675-8500

COPY TO: Bank of America National Trust
           And Savings Association
         Three Allen Center Suite 4550
         333 Clay Street
         Houston, Texas 77002-4103
         Attention: Pamela K. Rodgers
                    Assistant Vice President
         Telephone: (713) 651-4880
         Facsimile: (713) 651-4808

         Pursuant to Section 2.5 of that certain $600,000,000 Credit Agreement dated as of July 2, 1999 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement;" capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement), among ONEOK, Inc., an Oklahoma corporation (the "Company"), the Banks named therein (the "Banks") and Bank of America National Trust and Savings Association, as Administrative Agent (the "Administrative Agent"), this represents the Company's request to borrow on __________ from the Banks, according to their respective Pro Rata Share, $___________ as [Base Rate] [Offshore Rate] Loans. [The initial Interest period for such Offshore Rate is requested to be a __________-month period]. The proceeds of such Loans are to be deposited in the Company's account at the Administrative Agent.

         The undersigned Responsible Officer hereby certifies that:

         (a) the representations and warranties of the Company contained in the Credit Agreement are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof; and

         (b) no Default or Event of Default has occurred and is continuing under the Credit Agreement or will result from the proposed Extension of Credit.

DATED:
      ----------------

                                      ONEOK, INC.


                                      By
                                        ----------------------------------------
                                      Title
                                           -------------------------------------


                               Exhibit A - Page 1

                                                                       EXHIBIT B


                    FORM OF NOTICE OF CONVERSION/CONTINUATION

TO:      Bank of America National Trust
           and Savings Association, as Administrative Agent
         Agency Administrative Services, #5596
         1850 Gateway Boulevard
         Concord, California 94520
         Attention: Marti Monahan/Josie Flores
                    Vice President/ATM
         Telephone: (925) 675-8395
         Facsimile: (925) 675-8500

COPY TO: Bank of America National Trust
           And Savings Association
         Three Allen Center Suite 4550
         333 Clay Street
         Houston, Texas 77002-4103
         Attention: Pamela K. Rodgers
                    Assistant Vice President
         Telephone: (713) 651-4880
         Facsimile: (713) 651-4808

         1. Conversion Selection. Pursuant to Section 2.6 of that certain $600,000,000 Credit Agreement dated as of July 2, 1999 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement;" capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement), among ONEOK, Inc., an Oklahoma corporation (the "Company"), the Banks named therein (the "Banks") and Bank of America National Trust and Savings Association, as Administrative Agent (the "Administrative Agent"), this represents the Company's request to convert $________of existing [Base Rate] [Offshore Rate] Loans, the final day of the current Interest Period (if applicable) of which is __________, 19__, to [Offshore Rate] [Base Rate] Loans, as follows:

                                            Interest Period
                                            (Offshore
                  Dollar Amount             Rate loans)
                  -------------             -----------

                  $____________             ________ days

                                                    Maturing on __________, 19__

         2. Continuation Selection (Offshore Rate Loans). Pursuant to Section
2.5 of the Agreement, please continue $__________ of existing Offshore Rate Loans, the final day of the current Interest Period of which is __________, 19____, as follows:


                               Exhibit B - Page 1

                                            Requested
                  Dollar Amount             Interest Period
                  -------------             ---------------

                  $___________              ______ days

                                                    Maturing on __________, 19__

         The undersigned Responsible Officer hereby certifies that:

         (a) the representations and warranties of the Company contained in the Credit Agreement are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof; and

         (b) no Default or Event of Default has occurred and is continuing under the Credit Agreement or will result from the proposed conversion or continuation.

         Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Agreement.

                                     ONEOK, INC.


                                     By
                                       -----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


                               Exhibit B - Page 2

                                                                     EXHIBIT C-1

                     FORM OF REVOLVING LOAN PROMISSORY NOTE

U.S. $______________                                   Dated:_____________,_____


         FOR VALUE RECEIVED, the undersigned, ONEOK, INC., an Oklahoma corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ________ _______ (the "Bank"), for the account of its applicable lending office, on the Maturity Date (as defined in the Credit Agreement referred to below), the principal amount of $ _______, or, if less, the aggregate principal amount of the Revolving Loans (as defined in the Credit Agreement referred to below) owed to the Bank by the Borrower on such Maturity Date.

         The Borrower promises to pay interest on the unpaid principal amount hereof until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement referred to below. Both principal and interest are payable in lawful money of the United States of America to Bank of America National Trust and Savings Association, as Administrative Agent, 1850 Gateway Boulevard, Concord, California 94520, in same day funds. Each Revolving Loan owed to the Bank by the Borrower, and all payments made on account of principal thereof, may be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

         This Promissory Note is one of the Notes referred to in, and is subject to and entitled to the benefits of, the Credit Agreement dated as of July 2, 1999 (as amended or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the Bank, certain other banks parties thereto and Bank of America National Trust and Savings Association as Administrative Agent for the Bank and such other banks. The Credit Agreement, among other things, (i) provides for the making of Revolving Loans to the Borrower from time to time pursuant to Section 2.1 of the Credit Agreement in an aggregate outstanding amount not to exceed at any time the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such advance owed to the Bank being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. Capitalized terms used herein which are not defined herein and are defined in the Credit Agreement are used herein as therein defined.

         The Borrower hereby waives presentment, demand, protest, notice of dishonor, notice of intent to accelerate, notice of acceleration and any other notice of any kind, except as provided in the Credit Agreement. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of Texas (without regard to principles of conflicts of laws of that State); provided however, any issue or issues relating to the amount or rate of interest that may be lawfully contracted for, charged, taken, reserved, or received hereunder or under any of the other loan documents shall be governed and construed in accordance with the laws of the




                               Exhibit C-1-Page 1

State of California; provided further that the Administrative Agent and the Banks shall retain all rights arising under federal law.

                                     ONEOK, INC.


                                     By
                                       -----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


                              Exhibit C-1 - Page 2

                                                                     EXHIBIT C-2

                       FORM OF SWING LOAN PROMISSORY NOTE

U.S. $25,000,000.00                                    Dated:_____________,_____


         FOR VALUE RECEIVED, the undersigned, ONEOK, INC., an Oklahoma corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank"), for the account of its applicable lending office, on the Maturity Date (as defined in the Credit Agreement referred to below), the principal amount of $25,000,000.00, or, if less, the aggregate principal amount of the Swing Line Loans (as defined in the Credit Agreement referred to below) owed to the Bank by the Borrower on such Maturity Date.

         The Borrower promises to pay interest on the unpaid principal amount hereof until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement referred to below. Both principal and interest are payable in lawful money of the United States of America to Bank of America National Trust and Savings Association, as Administrative Agent, 1850 Gateway Boulevard, Concord, California 94520, in same day funds. Each Swing Line Loan owed to the Bank by the Borrower, and all payments made on account of principal thereof, may be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

         This Promissory Note is one of the Notes referred to in, and is subject to and entitled to the benefits of, the Credit Agreement dated as of July 2, 1999 (as amended or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the Bank, certain other banks parties thereto and Bank of America National Trust and Savings Association as Administrative Agent for the Bank and such other banks. The Credit Agreement, among other things, (i) provides for the making of Swing Line Loans to the Borrower from time to time pursuant to Section 2.2 of the Credit Agreement in an aggregate outstanding amount not to exceed at any time the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such advance owed to the Bank being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. Capitalized terms used herein which are not defined herein and are defined in the Credit Agreement are used herein as therein defined.

         The Borrower hereby waives presentment, demand, protest, notice of dishonor, notice of intent to accelerate, notice of acceleration and any other notice of any kind, except as provided in the Credit Agreement. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of Texas (without regard to principles of conflicts of laws of that State); provided however, any issue or issues relating to the amount or rate of interest that may be lawfully contracted for, charged, taken, reserved, or received hereunder or under any of the other loan documents shall be governed and construed in accordance with the laws of the



                               Exhibit C-2-Page 1

State of California; provided further that the Administrative Agent and the Banks shall retain all rights arising under federal law.

                                     ONEOK, INC.


                                     By
                                       -----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


                              Exhibit C-2 - Page 2

                                                                       EXHIBIT D




                     [INTENTIONALLY OMITTED FROM THIS COPY]














                              Exhibit D-1 - Page 1

                                                                       EXHIBIT E


                      FORM OF COMMITMENT ASSIGNMENT NOTICE
                                 AND ACCEPTANCE



                                                          ---------------, -----

TO:      Bank of America National Trust
           and Savings Association, as Administrative Agent
         Agency Management Services, #5596
         1850 Gateway Boulevard
         Concord, California 94520
         Attention: Marti Monahan/Josie Flores
                    Vice President/ATM
         Telephone: (925) 675-8395
         Facsimile: (925) 675-8500

COPY TO: Bank of America National Trust
           And Savings Association
         Three Allen Center Suite 4550
         333 Clay Street
         Houston, Texas 77002-4103
         Attention: Pamela K. Rodgers
                    Assistant Vice President
         Telephone: (713) 651-4880
         Facsimile: (713) 651-4808

         Reference is made to the $600,000,000 Credit Agreement dated as of July 2, 1999 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement;" capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement) among ONEOK, Inc., certain Banks party thereto and Bank of America National Trust and Savings Association, as Administrative Agent (the "Administrative Agent") for said Banks.

         1. We hereby give you notice of, and request your consent to, the assignment by _________________ (the "Assignor") to _______________ (the
"Assignee") of _____% of the right, title and interest of the Assignor in and to the Credit Agreement (including without limitation the right, title and interest of the Assignor in and to the Commitment of the Assignor, all outstanding Loans made by the Assignor, and outstanding Letter of Credit Usage). Before giving effect to such assignment: the amount of the Assignor's Commitment is _________; the aggregate principal amount of its outstanding Loans is $___________; and the aggregate face amount of Letter of Credit Usage is $__________.

         2. The Assignee hereby represents and warrants that it has complied with the requirements of Section 10.6(a) of the Credit Agreement in connection with this assignment.


                               Exhibit E - Page 1

         3. The Assignee agrees that, upon receiving your consent to such assignment and from and after ________________, the Assignee will be bound by the terms of the Credit Agreement, with respect to the interest in the Credit Agreement assigned to it as specified above, as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

         4.  The following administrative details apply to the Assignee:

         (A) Offshore Lending Office:

                 Assignee name:
                               ---------------------------------
                 Address:
                         ---------------------------------------
                 Attention:
                           -------------------------------------
                 Telephone: (   )
                             --- -------------------------------
                 Telecopier: (   )
                              --- ------------------------------
                 Telex (Answerback):
                                    -------------------

         (B) Domestic Lending Office:

                 Assignee name:
                               ---------------------------------
                 Address:
                         ---------------------------------------
                 Attention:
                           -------------------------------------
                 Telephone: (   )
                             --- -------------------------------
                 Telecopier: (   )
                              --- ------------------------------
                 Telex (Answerback):
                                    -------------------

         (C) Notice Address:

                 Assignee name:
                               ---------------------------------
                 Address:
                         ---------------------------------------
                 Attention:
                           -------------------------------------
                 Telephone: (   )
                             --- -------------------------------
                 Telecopier: (   )
                              --- ------------------------------
                 Telex (Answerback):
                                    -------------------

         (D) Payment Instructions:

                 Account No.:
                             -----------------------------------
                             At:
                                --------------------------------------

                                --------------------------------------

                                --------------------------------------
                 Ref.:
                      ------------------------------------------
                 Attention:
                           -------------------------------------


                               Exhibit E - Page 2

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Commitment Assignment Notice and Acceptance to be executed by their respective duly authorized officials, officers or administrative agents as of the date first above mentioned.

                                       Very truly yours,

                                       [Name of Assignor]


                                        By
                                          --------------------------------------
                                        Title:
                                              ----------------------------------

                                        [Name of Assignee]


                                        By
                                          --------------------------------------
                                        Title:
                                              ----------------------------------

We hereby consent to the foregoing assignment.


ONEOK, INC.


By
  ------------------------------------
Title:
      --------------------------------

BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION,
  as Administrative Agent


By
  ------------------------------------
Title:
      --------------------------------


                               Exhibit E - Page 3

                                                                       EXHIBIT F


                           FORM OF SUBSIDIARY GUARANTY


         THIS GUARANTY AGREEMENT (this "Guaranty") by _____________, a __________ [corporation] ("Guarantor"), is in favor of each of the Banks (herein defined) from time to time parties to the Credit Agreement (herein defined) and in favor of Bank of America National Trust and Savings Association (together with its successors and assigns herein called the "Administrative Agent"), as the Administrative Agent for and on behalf of the financial institutions (the "Banks") now or hereafter party to that certain Credit Agreement (as the same may be amended, modified or restated from time to time and at any time, the "Credit Agreement"), dated as of July 2, 1999, among ONEOK, Inc., an Oklahoma corporation (the "Company"), the Banks, the Administrative Agent and Bank of America National Trust and Savings Association as a Bank, Letter of Credit Issuing Bank and Swing Line Bank. All capitalized terms used but not defined herein shall have the meaning assigned to them in the Credit Agreement.

                              W I T N E S S E T H:

         WHEREAS, pursuant to the terms of the Credit Agreement, the Banks have agreed to make certain Extensions of Credit to the Company;

         WHEREAS, pursuant to Section 6.13 of the Credit Agreement, the Company agreed, among other things, to cause certain Subsidiaries to execute and deliver to the Administrative Agent a Guaranty in the form attached to the Credit Agreement; and

         WHEREAS, Guarantor is a Subsidiary of the Company, is engaged in business related to the business of the Company, and will derive substantial direct and indirect economic benefit from the Extensions of Credit;

         WHEREAS, the obligation of the Banks to continue the Extensions of Credit is conditioned upon, among other things, the execution and delivery by Guarantor of this Guaranty;

         NOW, THEREFORE, (i) in consideration of the premises and to induce the Banks to enter into the Credit Agreement and to make and/or to continue the Extensions of Credit, (ii) at the special insistence and request of the Administrative Agent and the Banks, and (iii) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor, for the benefit of the Administrative Agent and the Banks, hereby agrees as follows:

         Section 1. Defined Terms.

                  "Other Guarantors" shall have the meaning specified in Section 16 hereof.

                  Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.


                               Exhibit F - Page 1

         Section 2. Guaranty.

                  (a) Guarantor hereby, jointly and severally with any Other Guarantors, unconditionally and irrevocably guarantees the prompt performance and payment in full in Dollars when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of the Company, and further agrees to pay all costs, fees and expenses (including, without limitation, counsel fees, and the allocated cost of in-house counsel) incurred by the Administrative Agent or any Bank in enforcing any rights under this Guaranty; subject, however, to the limitations set forth in Section 2(b) hereof.

                  (b) Guarantor and by their acceptance hereof each of the Administrative Agent and each Bank hereby confirms that it is the intention of all such parties that the guarantee by Guarantor pursuant to this Guaranty not constitute a fraudulent transfer or conveyance for purposes of any federal, state or foreign law. To effectuate the foregoing intention, the Administrative Agent, the Banks and Guarantor hereby irrevocably agree that the obligations of Guarantor under this Guaranty shall be limited to the maximum amount as will, after giving effect to any collections from or payments made by or on behalf of any Other Guarantor, result in the obligations of Guarantor under this Guaranty not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law; provided, however, that (i) the obligations of Guarantor shall be presumed to be the full amount of the Obligations and (ii) if Guarantor claims that its liability hereunder is less than the entire amount of the Obligations, Guarantor shall have the burden of proving, by clear and convincing evidence, that Guarantor's liability hereunder should be so limited since the information concerning, and the circumstances of, the financial condition of Guarantor is more readily available to and is under the control of Guarantor.

         Section 3. Guaranty Absolute.

                  (a) The obligations of Guarantor hereunder are those of a primary obligor, and not merely a surety, and are independent of the Obligations and the obligations of any Other Guarantor. A separate action or actions may be brought against Guarantor whether or not an action is brought against the Company, any other guarantor (including the Other Guarantors) or any other obligor in respect of the Obligations or whether the Company, any other guarantor (including Other Guarantors) or any other obligor in respect of the Obligations is joined in any such action or actions.

                  (b) Guarantor guarantees that the Obligations will be paid and performed strictly in accordance with the terms of the Credit Agreement and the other Loan Documents regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or the Banks with respect thereto. Guarantor agrees that its guarantee constitutes a guarantee of payment when due and not of collection. The liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

                           (i) any lack of genuineness, validity, legality or enforceability of the Credit Agreement, any other Loan Document or any other document, agreement or instrument relating thereto or any assignment or transfer of any thereof;


                               Exhibit F - Page 2

                           (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations (including, without limitation, the possible extension of the Maturity Date and increase of the amount of the Commitments all on the terms and conditions set forth in the Credit Agreement), or any waiver, indulgence, compromise, renewal, extension, amendment, modification of, or addition, consent, supplement to, or consent to departure from, or any other action or inaction under or in respect of, the Credit Agreement or any other Loan Document or any document, instrument or agreement relating to the Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof;

                           (iii) any release or partial release of any other guarantor (including Other Guarantors) or other obligor in respect of the Obligations;

                           (iv) any exchange, release or non-perfection of any collateral for all or any of the Obligations, or any release, or amendment or waiver of, or consent to departure from, any guaranty or security, for all or any of the Obligations;

                           (v) any furnishing of any additional security for any of the Obligations;

                           (vi) the liquidation, bankruptcy, insolvency or reorganization of the Company, any other guarantor (including Other Guarantors) or other obligor in respect of the Obligations or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

                           (vii) any modification or termination of any intercreditor or subordination agreement pursuant to which the claims of other creditors of the Company or of Guarantor or any Other Guarantors are subordinated to those of the Banks; or

                           (viii) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Company or Guarantor or any Other Guarantors.

                  (c) This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Obligations, or any part thereof, is, upon the commencement of an Insolvency Proceeding by or against the Company or Guarantor or any Other Guarantor or otherwise pursuant to applicable law, rescinded or reduced in amount or must otherwise be restored or returned by the Administrative Agent or any Bank, all as though such payment or performance had not been made.

                  (d) If an event permitting the acceleration of any of the Obligations shall at any time have occurred and be continuing and such acceleration shall at such time be prevented by reason of the pendency as to the Company of an Insolvency Proceeding, Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the Obligations shall be deemed to have been accelerated and Guarantor shall forthwith pay such Obligations (including, without limitation, interest which but for the pendency of an


                               Exhibit F - Page 3

Insolvency Proceeding with respect to the Company, would accrue on such Obligations), and the other obligations hereunder, without any further notice or demand.

         Section 4. Waivers. To the fullest extent permitted by applicable law, Guarantor hereby waives promptness, diligence, notice of intention to accelerate, notice of acceleration, notice of acceptance and any and all other notices with respect to any of the Obligations and this Guaranty and any requirement that the Administrative Agent or any Bank protect, secure, perfect or insure any security interest in or any Lien on any property subject thereto or exhaust any right or take any action against the Company, any other guarantor (including Other Guarantors) or any other Person or any collateral or security or to any balance of any deposit accounts or credit on the books of any Bank in favor of the Company or Guarantor or any Other Guarantors. Guarantor expressly waives each and every right to which it may be entitled by virtue of the suretyship law of the State of Texas including, without limitation, any rights Guarantor may have pursuant to Rule 31, Texas Rules of Civil Procedure, Section 17.001, Texas Civil Practice and Remedies Code, and Chapter 34 of the Texas Business and Commerce Code.

         Section 5. Subrogation. Guarantor will not exercise any rights of subrogation, reimbursement and contribution, contractual, statutory or otherwise, which it may acquire by way of subrogation under this Guaranty, by any payment hereunder or otherwise, until all of the Obligations of the Company have been paid and performed in full in cash, all Commitments have terminated and all Letters of Credit have expired.

         Section 6. Representations and Warranties.

                  (a) General. Guarantor represents and warrants to the Administrative Agent and the Banks as of the date hereof that all of the representations and warranties contained in Section 5 of the Credit Agreement are true and correct with respect to Guarantor to the extent such representations and warranties refer to Subsidiary Guarantors, and such representations and warranties are hereby incorporated by reference.

                  (b) Benefit to Guarantor. Guarantor represents and warrants that Guarantor has determined that its liability and obligation under this Guaranty will substantially benefit it directly, and its board of directors or other governing body has made that determination. The Company, Guarantor and the other Subsidiaries of the Company are mutually dependent on each other in the conduct of their respective businesses and do business together as an integrated business enterprise. The maintenance and improvement of the Company's financial condition is vital to sustaining Guarantor's businesses and the transactions contemplated in the Credit Agreement produce distinct and identifiable financial and economic direct and indirect benefits to Guarantor.

         The representations and warranties set forth in this Section 6 shall survive the execution and delivery of this Guaranty.

         Section 7. Further Assurances. Guarantor agrees that at any time and from time to time, at Guarantor's expense, Guarantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to enable the Administrative Agent to protect and to exercise and enforce its rights and remedies hereunder.


                               Exhibit F - Page 4

         Section 8. Application of Payments. Any payment received by the Administrative Agent from Guarantor (or from any Bank pursuant to Section 13 below), shall be applied by the Administrative Agent as follows:

                  First, to the payment of costs and expenses of collection and all expenses (including, without limitation, any legal fees and disbursements and the allocated cost of in-house counsel), liabilities and advances made or incurred by the Administrative Agent in connection therewith;

                  Next, to the Banks pro rata, based on their Pro Rata Share of the Outstanding Obligations; and

                  Finally, after payment and performance in full of all Obligations, the termination of the Commitments and the expiration of all Letters of Credit, the payment to Guarantor, or its successors and assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

         Section 9. Decisions Relating to Exercise of Remedies. Notwithstanding anything in this Guaranty to the contrary, the Administrative Agent may exercise, and at the request of the Requisite Banks shall exercise or refrain from exercising, all rights and remedies provided for herein and provided by law.

         Section 10. No Waiver. No failure on the part of the Administrative Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 11. Amendments, Etc. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed, in the case of amendments, by Guarantor and by the Administrative Agent and, if required by
Section 10.1 of the Credit Agreement, either the Requisite Banks or all of the Banks, as the case may be, and, in the case of consents or waivers, by the Administrative Agent and, if required by Section 10.1 of the Credit Agreement, either the Requisite Banks or all of the Banks, as the case may be, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given. Nothing in this
Section 11 shall require the Administrative Agent or any Bank to obtain the consent of Guarantor prior to taking any action described in Section 3(b) hereof.

         Section 12. Notices. All notices, requests and other communications provided for hereunder shall be in writing and given to Administrative Agent as provided in Section 10.2 of the Credit Agreement. All communications and notices hereunder to Guarantor shall be given to Guarantor at its address set forth on the signature page hereof or at such other address as shall be designated by Guarantor in a written notice to the Administrative Agent.


                               Exhibit F - Page 5

         Section 13. Right to Set-off.

                  (a) Upon the occurrence and during the continuance of any Event of Default under the Credit Agreement, Guarantor authorizes each Bank at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of Guarantor against any and all of the Obligations, without prior notice to Guarantor or demand under this Guaranty, all of which are hereby waived, and although such Obligations may be contingent and unmatured. Each Bank which sets-off pursuant to this Section 13(a) shall give prompt notice to Guarantor following the occurrence thereof; provided that the failure to give such notice shall not affect the validity of the set-off.

                  (b) Any payment obtained pursuant to Section 13(a) above (or in any other manner directly from Guarantor) by any Bank shall be remitted to the Administrative Agent and distributed among the Banks in accordance with the provisions of Section 8 above.

         Section 14. Continuing Guaranty. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until indefeasible payment and performance in full in cash (after the termination of the Commitments) of the Obligations and all other amounts payable under this Guaranty and the expiration of all Letters of Credit; (b) be binding upon Guarantor, its successors and assigns; and (c) inure to the benefit of the Administrative Agent, the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Bank may assign or otherwise transfer its rights and obligations under the Credit Agreement to any other Person or entity, and such other Person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Bank herein or otherwise, all as provided in, and to the extent set forth in, Section 10.6 of the Credit Agreement.

         Section 15. Subordination of the Credit Parties' Obligations to Guarantor. Guarantor hereby expressly covenants and agrees for the benefit of the Administrative Agent and the Banks that all obligations and liabilities of the Company, any Other Guarantors and each of their respective Subsidiaries to Guarantor of whatsoever description (including, without limitation, all intercompany receivables of Guarantor from the Company, Other Guarantors and Subsidiaries) shall be subordinated and junior in right of payment to the Obligations. Following the occurrence of an Event of Default, any indebtedness of the Company, Other Guarantors and their Subsidiaries to Guarantor shall, if the Administrative Agent shall so request, be collected and received by Guarantor as trustees for the Administrative Agent and the Banks and paid over to the Administrative Agent and the Banks on account of the Obligations.

         Section 16. Other Guarantors. Guarantor acknowledges that pursuant to
Section 6.13 of the Credit Agreement other Subsidiaries of the Company (collectively, the "Other Guarantors") now or hereafter may guarantee the payment and performance of the Obligations, jointly and severally with Guarantor. Notwithstanding any provision of this Guaranty to the contrary, all of Guarantor's and such Other Guarantors' rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full, in cash, of the Obligations, and no payment may be made in respect of such rights of indemnity, contribution or subrogation


                               Exhibit F - Page 6
until all of the Obligations have been paid or performed in full, in cash, all Commitments have expired or been terminated, and all Letters of Credit have expired.

         Section 17. Severability. The illegality or unenforceability of any provision of this Guaranty or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Guaranty or any instrument or agreement required hereunder.

         Section 18. Taxes.

                  (a) Any and all payments by Guarantor to each Bank or the Administrative Agent under this Guaranty and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, Guarantor shall pay all Other Taxes.

                  (b) Subject to Section 3.1(g) of the Credit Agreement, Guarantor, jointly and severally with any Other Guarantors, agree to indemnify and hold harmless each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Bank or the Administrative Agent and any liability (including penalties, interest, additions to tax and expenses to the extent not resulting from the gross negligence or willful misconduct of a Bank or Administrative Agent) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Administrative Agent makes written demand therefor.

                  (c) If Guarantor shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, then, subject to Section 3.1(g) of the Credit Agreement: (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made; (ii) Guarantor shall make such deductions and withholdings; and (iii) Guarantor shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

                  (d) Within 30 days after the date of any payment by Guarantor of Taxes or Other Taxes, Guarantor shall furnish the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

         SECTION 19. GOVERNING LAW AND JURISDICTION.

                  (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OF THAT STATE); PROVIDED, HOWEVER, THAT ANY ISSUE OR ISSUES RELATING TO THE AMOUNT OR RATE OF INTEREST THAT MAY BE LAWFULLY CONTRACTED FOR, CHARGED, TAKEN, RESERVED OR RECEIVED HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED


                               Exhibit F - Page 7

IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OF THAT STATE); PROVIDED FURTHER, THAT THE ADMINISTRATIVE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF TEXAS, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THOSE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SPECIFIED IN SECTION 12 HEREOF. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST GUARANTOR IN ANY OTHER JURISDICTION. GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY TEXAS LAW.

                  (c) GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO.

         SECTION 20. WAIVER OF JURY TRIAL. GUARANTOR WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. GUARANTOR AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, GUARANTOR FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

         SECTION 21. Interpretation. This Guaranty is the result of negotiations between and has been reviewed by counsel to the Administrative Agent, Guarantor and


                               Exhibit F - Page 8
other parties, and is the product of all parties hereto. Accordingly, this Guaranty and the other Loan Documents shall not be construed against the Banks, the Administrative Agent or Guarantor merely because of the Administrative Agent's, the Banks' or Guarantor's involvement in the preparation of such documents and agreements.

         SECTION 22. ENTIRE AGREEMENT. THIS WRITTEN GUARANTY AND THE INSTRUMENTS AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                               Exhibit F - Page 9

         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date specified below.

Date:
     --------------------           --------------------------------------------

                                    By
                                      ------------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------
                                    Address:
                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------


                               Exhibit F - Page 10